AGREEMENT OF LEASE

BETWEEN

CHESTERBROOK PARTNERS, LP

AND

YM BIOSCIENCES USA, INC.

SUITES 200 and 220

701 LEE ROAD

CHESTERBROOK CORPORATE CENTER®

TREDYFFRIN TOWNSHIP

CHESTER COUNTY

PENNSYLVANIA

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23.	Excepted from Premises	29

24.	Lease Subordinated	29

25.	Condemnation	30

26.	Paramount Lease	30

27.	Notices	31

28.	Definition of “the Landlord”	32

29.	Definition of “the Tenant”	33

30.	Estoppel Certificate; Mortgagee Lease Comments	33

31.	Severability	34

32.	Miscellaneous	35

33.	Brokers	36

34.	Letter of Credit	36

35.	Quiet Enjoyment	37

36.	Rights of Mortgage Holder	37

37.	Whole Agreement	37

38.	Financial Statements	37

39.	Renewal Option	38

40.	Lease Guaranty	38

WAIVER OF PRIOR HEARING CERTIFICATION

EXHIBITS

“A” – Floor Plan

“B” – Description of the Land

“C” – Memorandum of Commencement Date

“D” – Tenant Construction Plans

ii

“E” – Standard Turn-Key Tenant Work

“F” – Cleaning Specifications

“G” – Rules and Regulations

“H” – Lease Guaranty

iii

AGREEMENT OF LEASE

1. Parties.

This Lease is made this 27th day of July, 2006, by and between CHESTERBROOK PARTNERS, LP, a limited partnership organized and existing under the laws of the State of Delaware, whose address is Suite 110, 955 Chesterbrook Boulevard, Wayne, PA 19087 (hereafter called “Landlord”), and YM BIOSCIENCES USA, INC., a Delaware corporation whose present address is 1055 Westlakes Drive, Berwyn, PA 19312 (hereinafter referred to as “Tenant”).

It is hereby agreed by and between Landlord and Tenant, intending to be legally bound, for themselves and for their respective heirs, executors, administrators, successors and assigns, in the manner following, it being understood that the Premises are demised under and subject to the following covenants, all of which are also to be regarded as strict legal conditions:

2. Demise.

Landlord does hereby lease and demise to Tenant and Tenant does hereby hire and take from Landlord, for the term and subject to the provisions hereof, the Premises (the “Premises”) shown cross-hatched on the floor plan(s) [the “Floor Plan”] attached hereto as Exhibit “A,” and known as Suites 200 and 220 on the second floor of the building (hereinafter referred to as the “Building”) known as 701 Lee Road, Chesterbrook Corporate Center®, Wayne, PA 19087, occupying or to occupy the parcel of land bounded as described on Exhibit “B” attached hereto (the “Land”). The Building and Land are sometimes collectively referred to in this Lease as the “Property”.

3. Term.

(a) This demise shall be for the term (hereinafter referred to as the “Term”) beginning on the “Commencement Date” of the Term as defined in Article 3(b) of this Lease and ending, without the necessity of notice from either party to the other, five (5) years and four (4) months from and after the Commencement Date if the Commencement Date shall be the first day of a month, if the Commencement Date shall be other than the first day of the month, then from and after the first day of the month next following the Commencement Date.

(b) The Term shall commence on the earlier of

(i) the date the Premises are ready for occupancy or

(ii) the date Tenant or anyone claiming under or through Tenant first occupies any part of the Premises for the exercise of its permitted use, and subject to the provisions of Article 3(e) (the “Commencement Date”).

The Premises shall be deemed ready for occupancy on the date the work to be performed by Landlord in the Premises in accordance with this Lease shall have been substantially completed notwithstanding that insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which would not materially interfere with Tenant’s use of the Premises as evidenced by the issuance of a certificate of occupancy for the Premises by Tredyffrin Township; and

(c) Landlord shall give Tenant thirty (30) days prior notice of the date the Premises will be ready for occupancy. Landlord agrees to give Tenant periodic progress reports (no less than weekly which reports may consist of construction meeting minutes) with respect to the improvement of the Premises and a good faith estimate of the date the Premises will be ready for occupancy. Tenant shall be permitted early access to the Premises as such appropriate time as Landlord shall reasonably designate during the construction of the Premises to allow Tenant to install its voice and data IT systems so long as Tenant coordinates its activities with Landlord and Tenant’s activities do not interfere with Landlord’s construction activities in the Premises. Tenant shall not be obligated to pay Fixed Rent or other sums under this Lease during such early access period.

(d) For purposes of determining the date when the Premises are ready for occupancy (and, correspondingly, the Commencement Date and the date from which rent shall commence to accrue), there shall not be considered the duration of any delay which is caused by:

(i) changes in the work to be performed by Landlord in readying the Premises for Tenant’s occupancy, which changes shall have been requested by Tenant after the approval by Landlord and Tenant of Tenant Construction Plans (as defined in Article 8(a) of this Lease);

(ii) delays, not caused by Landlord, in furnishing materials or procuring labor required by Tenant for installations or work in the Premises which are not encompassed within Standard Tenant Work (as that term is defined in Article 8(b) of this Lease);

(iii) any failure by Tenant, without regard to any grace period applicable thereto, to furnish any required plan, information, approval or consent (including, without limit, Tenant Construction Plans) within the required period of time; or

(iv) the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors. The Premises shall be deemed ready for occupancy (and rent shall commence to accrue subject to the Fixed Rent abatement set forth in Article 4(b)(i)) on the date the Premises would have been ready but for the causes described in this subparagraph (d).

(e) In the event that Landlord and Tenant hereinafter should jointly determine that the entire Premises can not be substantially completed by October 15, 2006 Landlord shall complete approximately half of the Premises (Suite 200 containing approximately 4,672 rentable square feet) thus enabling Tenant to move into a substantially completed Suite 200 (as evidenced by Landlord’s receipt of a certificate of occupancy concerning Suite 200 from the Township of Tredyffrin) by October 15, 2006. If Tenant, on or after September 15, 2006, in good faith determines that the Premises can not be substantially completed by October 15, 2006, then Tenant may direct Landlord to proceed to complete Suite 200 prior to completion of the entire Premises. To facilitate such a possible phased occupancy Landlord will design and obtain permits for the Premises in two stages (Suites 200 and 220). However the Term shall not commence until the entire Premises has been substantially completed and ready for occupancy as evidenced by the issuance of a certificate(s) of occupancy for the entire Premises by Tredyffrin Township.

(f) When the Commencement Date is established, Landlord and Tenant shall promptly execute and acknowledge a memorandum, in the form attached hereto as Exhibit “C” of the Commencement Date and the date of expiration of the Term (the “Expiration Date”).

(g) If the Tenant or any person claiming through the Tenant shall have continued to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof, and if the Landlord shall have consented in writing to such continuation of occupancy, such occupancy (unless the parties hereto shall have otherwise agreed in writing) shall be deemed to be under a month-to-month tenancy. The month-to-month tenancy shall continue until either party shall have notified the other in writing, at least thirty (30) days prior to the end of any calendar month, that the party giving such notice elects to terminate the month-to-month tenancy at the end of that calendar month, in which event, such tenancy shall so terminate. If such occupancy shall have continued without Landlord’s written consent, then such occupancy shall be in violation of this Lease, in which event, Tenant (i) shall be liable for any and all losses, claims, costs, expenses and damages suffered or incurred by Landlord (including, without limit thereto, court costs and counsel fees), whether foreseen or unforeseen, constituting direct damages incurred as a result of such continued occupancy, and Landlord shall have all of the rights and remedies available under this Lease, or at law or in equity, for such violation and, without limitation of the foregoing clause (i), (ii) will indemnify and hold harmless Landlord from and against all such losses, claims, costs, expenses and damages resulting from claims and demands made by succeeding tenants against Landlord, founded upon delay by Landlord in delivering possession of the Premises to such succeeding tenant. The rental payable with respect to each monthly period of any month-to-month tenancy (and to each monthly period of continued occupancy which may occur without Landlord’s consent) shall equal one hundred fifty percent (150%) of the minimum fixed annual rent payable under Article 4(b) during the final month of the Term or the Renewal Term (as hereinafter defined) whichever is then applicable. Any month-to-month tenancy arising with Landlord’s consent shall be upon the same terms and subject to the same conditions as those which are set forth in this Lease, except as otherwise set forth in this subparagraph (g), provided that if the Landlord shall have given to the Tenant, at least thirty (30) days prior to the expiration or earlier termination of the Term or any renewal thereof or prior to the end of any month of a month-to-month tenancy, written notice that the Tenant’s occupancy following such month or expiration or termination (as the case may be) shall be subject to such modifications of the terms and conditions of this Lease (including any provision relating to the amount and payment of rent) as are specified in such notice, the Tenant’s occupancy following such month or expiration or termination (as the case may be) shall be subject to the provisions of this Lease as so modified.

4. Fixed Rent; Tenant Energy Costs; Annual Operating Costs; Lease Taxes.

(a) Tenant shall pay to Landlord as rent under this Lease the aggregate of:

(i) Fixed Rent (as defined in Article 4(b) of this Lease);

(ii) Tenant’s share of Tenant Energy Costs (as defined in Article 4(d) of this Lease);

(iii) Tenant’s proportionate share of increases in Annual Operating Costs (as defined in Articles 4(c) and 4(e) of this Lease) over Base Operating Costs (as defined in Article 4(e)(iii) of this Lease); and

(iv) All other sums payable by Tenant to Landlord pursuant to the provisions of this Lease.

(b) Fixed Rent.

(i) The minimum fixed annual rent (the “Fixed Rent”) due each lease year of the Term shall be due and payable in lawful money of the United States of America, in equal monthly installments in advance and without prior demand, notice, set-off or deduction on the first day of each and every month during the Term in accordance with the following schedule:

Lease Month	Annualized Fixed Rent	Monthly Fixed Rent
1.2*	$0.00	$0.00
3-6	$180,000.00	$15,000.00
7-12	$191,250.00	$15,937.50
13-24	$209,024.00	$17,418.67
25-36	$213,568.00	$17,797.33
37-48	$220,384.00	$18,365.33
49-60	$227,200.00	$18,933.33
61-64	$234,016.00	$19,501.33

(ii) The Fixed Rent and all other sums payable to Landlord pursuant to or by reason of this Lease shall be payable to Landlord at the following address: NW 5739, P.O. Box 1450, Minneapolis, MN 55485-5739, or to such other person and at such other place as Landlord may from time to time designate in writing.

(iii) The first monthly installment of Fixed Rent shall be paid at the time of the signing of this Lease. The term “lease year” shall mean each annual period commencing on the Commencement Date and each succeeding anniversary thereof.

* However Tenant shall be responsible for Tenant’s share of Tenant Energy Costs during this period.

(iv) If the Term begins on a day other than the first day of a month, Fixed Rent from the Commencement Date until the first day of the following month shall be prorated and shall be payable in advance on the first day of the Term and, in such event, the installment of Fixed Rent paid at the signing of this Lease shall be applied to the Fixed Rent due for the first full calendar month of the Term.

(c) Tenant’s Proportionate Share. As used in this Lease, “the square foot area of the Premises” shall be deemed to be nine thousand eighty-eight (9,088) square feet, “the total square foot area of the Building” shall be deemed to be seventy-five thousand two hundred ninety-six (75,296) square feet and “Tenant’s proportionate share” shall refer to the percentage relationship between the foregoing, namely 12.070%. Tenant recognizes that, as used in this Lease, the total square foot area of the Premises includes a share of the common areas of the Building. Landlord represents that the area of the Premises and of the Building have been calculated in accordance with the Standard Method of Measuring Flooring Area in Office Buildings, ANSI/BOMA Z65.1-1996.

(d) Tenant Energy Costs.

(i) The term “Tenant Energy Costs” shall mean the actual cost to Landlord of furnishing to the respective areas of the Property electric energy or other utility services, except water and sewer (including taxes or fuel adjustment or transfer charges and other like charges regularly passed on to the consumer by the public utility furnishing electric energy to the Property).

(ii) For and with respect to each calendar year of the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent under this Lease and be paid within fifteen (15) business days after Landlord shall have given to Tenant a statement or statements of the amount due, Landlord’s costs in such calendar year of supplying such quantity of electric energy as is; (A) consumed by Tenant in the Premises, including, without limitation, such electric energy as is consumed by Tenant in connection with the operation of the heating, ventilating and air-conditioning systems serving only the Premises, if any, as such consumption shall have been shown on the meters referred to in Article 16(a)(viii) of this Lease, together with any out-of-pocket administrative costs incurred by Landlord by reason thereof (i.e. the cost of submetering and billing the Tenant including the cost to Landlord to retain third party meter readers), and (B) Tenant’s proportionate share, as defined in Article 4(c) of this Lease, of Landlord’s costs in such calendar year of supplying electric energy and other utility service (excluding water and sewer), as is supplied to all non-tenanted areas of the Property in connection with the operation of the Property together with any administrative costs incurred by Landlord by reason thereof.

(iii) The method and timing (but not more frequently than monthly) of billing such costs of Landlord shall be determined by Landlord, using reasonable accounting principles, it being understood that it is not intended that Landlord derive any profit from the supplying of electric energy or other utility service.

(iv) If Tenant shall fail to pay when due any amounts payable by Tenant under this Article 4(d), and such failure shall continue for ten (10) days after written notice from Landlord, then such failure shall constitute an Event of Default (as hereinafter defined).

(e) Annual Operating Costs.

(i) The term “Annual Operating Costs” shall mean the actual costs to Landlord of operating and maintaining the Property (including, without limit, all improvements thereto and fixtures and equipment therein or thereon) during each calendar year of the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced, excluding Tenant Energy Costs (as hereinbefore defined). Such costs shall include, by way of example rather than of limitation, (1) charges or fees for, and taxes on, the furnishing to the Property of water and sewer service, electric energy to the common areas of the Property (excluding the supply of electric energy included in Tenant Energy Costs or supplied to other tenant space in the Building) and, if the Building systems should be converted to receive the same, steam or fuel and other utility services; (2) costs of elevator service and charges or fees for maintenance of the Property, planting, replanting and janitorial service, trash removal, policing, cleaning, restriping, resurfacing, maintaining and repairing all walkways, roadways, parking areas forming part of the Property, maintaining all landscaped areas of the Property; (3) charges or fees for any necessary governmental permits (excluding building permits and certificate(s) of occupancy for tenant space); (4) wages, salaries and benefits of employees of Landlord or any management company engaged by Landlord in connection with the management and operation of the Building up to and including the grade of building manager, management fees (but not in the excess of the level of management fees paid at other Class A office buildings in the Wayne/Berwyn office market [“Comparable Buildings”]), overhead and expenses; (5) the cost of premiums for hazard, rent, liability, workmen’s compensation and other insurance upon the Property or portions thereof; (6) costs arising under service contracts with independent contractors; (7) professional and consulting fees including, without limit, legal and auditing fees; (8) repairs, non-capital replacements and improvements to the Property which are appropriate for the continued operation of the Building as a first class office building; (9) all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, (other than “Lease Taxes” as defined in Article 4(i) of this Lease) assessed or imposed upon the Property (collectively, “Taxes”); if, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax or addition or increase in any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined in this Lease, to the extent the same are in substitution for Taxes; and (10) the cost of all other items which, under standard accounting practices utilized in Comparable Buildings, constitute operating or maintenance expenses, as opposed to capital items, which are attributable to the Property or any portion thereof. The term “Annual Operating Costs” shall not include: depreciation on the Building or equipment; interest on mortgage encumbrances; ground rents; income taxes; salaries of executive officers of Landlord; commissions payable to leasing brokers; and expenditures for capital improvements, except (1) those which under standard accounting practices utilized in Comparable Buildings are expensed or regarded as deferred expenses and (2) capital expenditures required by law, in either of which cases the cost thereof shall be included in Annual Operating Costs for the calendar year in which the cost shall have been incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten (10) years, with an interest factor equal to two percent (2%) plus the prime rate at the time Landlord shall have incurred said costs. The prime rate shall mean the rate of interest per annum announced from time to time by Wachovia Bank, N.A. or its successor as its prime lending rate (or if such prime lending rate is discontinued, such comparable rate as Landlord reasonably designates by notice to Tenant). Annual Operating Costs shall also not include; (1) repairs or other work occasioned by fire, wind storm or other insured casualty or hazard, (2) accountants’, auditors’ or attorneys’ fees or expenses incurred in connection with lease negotiations or disputes with other tenants or prospective tenants or the enforcement of any lease or the defense of Landlord’s title or interest in the Land, (3) costs in renovating or otherwise improving space for other tenants or occupants, (4) costs of any items or services or utilities sold or provided to tenants for which Landlord is reimbursed, (5) costs due to a default, gross negligence or willful misconduct of Landlord, (6) overhead and profit increments paid to affiliates of Landlord for services or supplies to the extent that the costs of such services or supplies exceed the costs incurred at Comparable Buildings, (7) legal, accounting or other expenses relating to Landlord’s financing, refinancing or sale of the Building, (8) cost of sculpture, decorations, painting or other objects of art, (9) cost of any political, charitable or civic contributions or donations, (10) any fines or penalties arising from Landlord’s failure to comply with governmental or regulatory agencies’ requirements; (11) advertising and promotional expenditures, (12) expenses for remediation of environmental conditions.

(ii) If Landlord shall have purchased any item of capital equipment or shall have made any capital expenditure designed to result in savings or reductions in Annual Operating Costs or Tenant Energy Costs applicable to leased space generally, then the costs of having purchased such equipment and such capital expenditures shall be included in Annual Operating Costs for the calendar year in which the costs shall have been incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Annual Operating Costs are expected to equal Landlord’s costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate at the time of Landlord’s having incurred said costs. If Landlord shall have leased any such items of capital equipment designed to result in savings or reductions in Annual Operating Costs, then the rental and other costs paid pursuant to such leasing shall be included in Annual Operating Costs for the calendar year in which they shall have been incurred.

(iii) The term “Base Operating Costs” shall mean the Annual Operating Costs incurred by Landlord during the calendar year 2007.

(iv) For and with respect to each calendar year of the Term (and any renewals or extensions thereof) excluding, however, calendar years 2006 and 2007, there shall accrue, as additional rent hereunder, and be paid within fifteen (15) business days after Landlord shall have given to Tenant a statement or statements of the amount due, Tenant’s proportionate share of the increase, if any, of Annual Operating Costs over Base Operating Costs.

(v) Anything contained in the foregoing provisions of this Article 4 to the contrary notwithstanding, in any instance in which the Tenant shall have agreed in this Lease or otherwise to provide any item or items of Annual Operating Costs partially or entirely at its own expense, in calculating and allocating increases in Annual Operating Costs over Base Operating Costs pursuant to the foregoing provisions of this subsection, Landlord shall make appropriate adjustments, using reasonable accounting principles, so as to avoid allocating to the Tenant the same such item or items of the Base Operating Costs and Annual Operating Costs (partially or entirely, as aforesaid) being provided to other tenants by Landlord at Landlord’s expense. Subject to the preceding sentence, if during all or part of any calendar year, Landlord shall not furnish any item or items of Annual Operating Costs to any portions of the Building because such portions are not occupied or because such item is not required or desired by the tenant of such portion or such tenant is itself obtaining and providing such item or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of Annual Operating Costs for such period (including without limitation in connection with the calculation of Base Operating Costs) shall be deemed to be increased by an amount equal to the additional costs which would normally have been incurred during such period by Landlord if it had at its own expense furnished such item to such portion of the Building.

(vi) If the Building is not one hundred percent (100%) occupied on average during the calendar year 2007, then Base Operating Costs will be adjusted based upon Landlord’s reasonable estimate to reflect Annual Operating Costs that would be payable assuming that the Building was one hundred percent (100%) occupied for the entire calendar year 2007.

(f) Partial Year. If only part of any calendar year shall fall within the Term, the amount computed as additional rent with respect to such calendar year under the provisions of subsection (c) of this Article shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration or termination of the Term prior to the end of such calendar year shall not impair the Tenant’s obligation under this Lease to pay such prorated portion of such additional rent with respect to that portion of such year falling within the Term, which shall be paid within fifteen (15) business days after Landlord shall provide a statement of the amount due as aforesaid).

(g) Payment of Estimated Increase. Anything in this Lease to the contrary notwithstanding, the Landlord shall be entitled to make from time to time during the Term, a reasonable estimate of the amount of additional rent which may become due under this Lease with respect to any calendar year and to require the Tenant to pay to the Landlord commencing on January 1, 2008, at the time and in the manner in which the Tenant is required under this Lease to pay monthly installments of the Fixed Rent, one-twelfth (1/12) of the amount which Landlord shall have estimated will become payable on account of increases in Annual Operating Costs. In such event, Landlord shall cause the actual amount of the additional rent to be computed and a statement thereof sent to the Tenant within one hundred twenty (120) days following the end of the calendar year; the Tenant or the Landlord, as the case may be, shall, within fifteen (15) business days after such statement is sent to Tenant, pay to the other the amount of any deficiency or overpayment, respectively, therein.

(h) Disputes/Audit Rights.

(i) Any statement furnished to Tenant by Landlord under the preceding paragraph or other provisions of this Article shall constitute a final determination as between Landlord and Tenant of the additional rent due from Tenant for the period represented thereby unless Tenant, within one hundred eighty (180) days after a statement is furnished, shall have given a notice to Landlord that Tenant disputes the correctness of the statement, specifying in detail the basis for such assertion. Pending resolution of such a dispute, Tenant shall pay the additional rent in accordance with the statement furnished by Landlord which payment will be without prejudice.

(ii) Within one hundred eighty days (180) days after receipt of a statement from Landlord seeking payment of Tenant’s proportionate share of increases in Annual Operating Costs and/or Tenant’s share of Tenant Energy Costs, Tenant shall have the right upon at least five (5) days’ notice to Landlord, during regular business hours, at Landlord’s offices at the address set forth in the heading of this Lease, to audit and review Landlord’s records relating to Base Operating Costs and Annual Operating Costs and/or Tenant Energy Costs for the period covered by such Landlord statement. If after such audit and inspection Tenant disagrees with Landlord’s calculation of additional rent, Tenant shall so advise Landlord in writing and shall specify the reasons for such disagreement. If Landlord and Tenant are unable to resolve such disagreement within forty-five (45) days of Landlord’s receipt of such notice, then Landlord and Tenant shall select a mutually agreeable impartial third party, either an accountant, consultant or real estate professional (the “Expert”), who will review all information supplied to Tenant in connection with said disputed item(s) and determine the amount of the overpayment, if any. The findings of such Expert shall be binding on both parties and not subject to appeal. If the Expert determines that Tenant has overpaid Tenant’s proportionate share of increases in Annual Operating Costs or Tenant’s share of Tenant Energy Costs. Landlord shall promptly refund said overpayment to Tenant and shall adjust Tenant’s estimated payments of Annual Operating Costs if necessary.

(iii) If the Expert determines that Tenant’s proportionate share of increases in Annual Operating Costs or Tenant’s share of Tenant Energy Costs was overstated by five percent (5%) or more, then Landlord shall be responsible for the fees and expenses of the Expert. Otherwise Tenant shall be responsible for the fees and expenses of the Expert. If the Expert determines that Tenant’s proportionate share of increases in Annual Operating Costs or Tenant’s share of Tenant Energy Costs was overstated by ten percent (10%) or more, then Landlord shall be responsible for the reasonable fees and expenses incurred by Tenant in connection with its audit. Tenant may engage only a national reputable auditing firm to conduct an audit of Landlord which firm may not be paid a fee calculated in whole or in part on savings to be realized by Tenant.

(iv) All of the information obtained through the above described audit and review with respect to financial matters (including, without limitation, costs, expenses, income), as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the audit and inspection shall be held in confidence by Tenant and its officers, agents, and employees and, except as may be required by applicable law or in connection with any court proceeding, arbitration, mediation or other proceeding where such information is relevant, shall not be divulged to any other person, firm, corporation, business organization, consultant, entity or occupant or tenant of Chesterbrook Corporate Center® or Glenhardie Corporate Center® at any time; and Tenant shall cause its accountant or consultant and any of its officers, agents and employees to be similarly bound.

(v) As a condition precedent to Tenant’s exercise of its rights to audit and inspect under this Article 4 (h), Tenant must deliver to Landlord a signed agreement from Tenant’s representatives who will perform such audit and inspection acknowledging that all of the results of such audit and inspection as well as any compromise, settlement, or adjustment reached by Landlord and Tenant shall be held in strict confidence and not be revealed in any manner to any person except (A) with the prior written consent of Landlord, (B) as may be required by applicable law or in connection with any court proceeding, arbitration, mediation or other proceeding where such information is relevant, and (C) to accountants and other persons who prepare or otherwise deal with the financial statements of Tenant.

(i) Lease Tax. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon the Landlord with respect to this Lease or the value thereof, or upon the Tenant’s use or occupancy of the Premises, or upon the rent, additional rent or any other sums payable under this Lease or upon this transaction, except if and to the extent that the same are included in the Annual Operating Costs (all of which are herein called “Lease Taxes”) the Tenant shall pay to the Landlord, as additional rent hereunder and upon demand, the amount of such tax, assessment, levy or other charge, unless the Tenant shall be prohibited by law from paying such tax, assessment levy or other charge, in which event the Landlord shall pay the Lease Taxes.

5. Covenant to Pay Rent and Additional Rent; Late Charge.

Tenant shall, without prior demand, notice, setoff or deduction, pay the Fixed Rent and all other sums which may become due by Tenant under this Lease, at the times, at the places and in the manner provided in this Lease. All such other sums shall be payable as additional rent for all purposes whether or not they would otherwise be considered rent. If any payment or any part thereof to be made by Tenant to Landlord pursuant to the terms of this Lease shall have become overdue for a period in excess of ten (10) days after notice by Landlord, a late charge of five cents ($.05) for each dollar so overdue may be charged by Landlord for the purpose of defraying the expense incident to handling such delinquent payment, together with interest from the date when such payment or part thereof was due at the Lease Interest Rate (defined below) or such lesser amount or rate, if any, as represents the maximum amount or rate Landlord lawfully may charge in respect of Tenant in such circumstances. Tenant acknowledges that any monthly rent invoice provided by Landlord to Tenant shall constitute notice to Tenant for purposes of the immediately preceding sentence and that the aforementioned ten (10) day period shall commence upon Tenant’s receipt of such rent invoice. Nothing herein shall be construed as waiving any rights of Landlord arising out of any defaults of Tenant by reason of Landlord’s assessing or accepting any such late payment, the late charge and interest provided herein is separate and apart from any rights relating to remedies of the Landlord after default by Tenant in the performance or observance of the terms of this Lease. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations under this Lease, Landlord may, (but shall not be obligated to do so), following reasonable notice to Tenant except in the case of an emergency, in addition to any other rights it may have in law or equity, cure such default on behalf of Tenant and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon at the Lease Interest Rate or such lesser rate as represents the maximum rate Landlord lawfully may charge in respect of Tenant in such circumstances, reasonable attorney’s fees and other legal expenses, including also the said late charge and interest on all sums paid and costs incurred by Landlord as aforesaid, which sums and costs together with late charge and interest thereon shall be deemed additional rent hereunder. As used in this Lease, the “Lease Interest Rate” shall mean two percent (2%) plus the prime rate.

6. Use.

The Premises are to be used only by Tenant for general office purposes and for no other purpose. Tenant shall not use or occupy the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied, other than as specified in the sentence immediately preceding. Tenant shall permit its employees, invitees and guests to park only automobiles, or similarly sized vehicles, on the Property. Such parking shall be free, unreserved and be limited to Tenant’s proportionate share of the Building. Landlord represents and warrants that at all times during the Term the Building will have available for use a minimum 3.8 parking spaces for each 1,000 rentable square feet in the Building, such parking spaces to be located on the Land. Tenant shall have access to the Premises and the parking facilities on the Land 24 hours per day 365 days per year. Landlord shall provide parking lighting until Midnight daily.

7. Assignment and Subletting.

(a) The Tenant shall not mortgage, pledge or encumber this Lease. The Tenant shall not assign this Lease or sublet or underlet the Premises or any part thereof, or permit any other person or entity to occupy the Premises or any part thereof, without on each occasion first obtaining the written consent thereto of the Landlord, which consent shall not be unreasonably delayed, conditioned or withheld. An assignment within the meaning of this Lease is intended to comprehend not only the voluntary action of Tenant, but also any levy or sale on execution or other legal process against Tenant’s leasehold, and the filing of any petition or order or any adjudication in bankruptcy or under any insolvency, reorganization or other voluntary or compulsory procedure, and the calling of a meeting of creditors, and the filing by or against Tenant of any petition or notice for a composition with creditors, and any assignment by operation of law. For purposes of the foregoing, a transfer, by any person or persons controlling the Tenant on the date hereof, of such control to a person or persons not controlling the Tenant on the date hereof shall be deemed to be an assignment of this Lease.

(b) If Tenant proposes to assign this Lease or sublet all or any portion of the Premises, Tenant shall, prior to the proposed effective date thereof (the “Effective Date”), deliver to Landlord a copy of the proposed agreement and all ancillary agreements with the proposed assignee or subtenant, as applicable. Unless the proposed subletting or assignment is to an Approved Transferee (as hereinafter defined), Landlord shall then have all the following rights, any of which Landlord may exercise by written notice to Tenant given within fifteen (15) days after Landlord receives the foregoing documents:

(i) With respect to a proposed assignment of this Lease, the right to terminate this Lease on the Effective Date as if it were the scheduled expiration date of the Term (the “Expiration Date”);

(ii) With respect to a proposed subletting of the entire Premises, the right to terminate this Lease on the Effective Date as if it were the Expiration Date;

(iii) With respect to a proposed subletting of less than the entire Premises, the right to terminate this Lease as to the portion of the Premises affected by such subletting on the Effective Date, as if it were the Expiration Date, in which case Tenant shall promptly execute and deliver to Landlord an appropriate modification of this Lease in form satisfactory to Landlord in all respects; or

(iv) Landlord may consent to the proposed assignment or sublease on such reasonable terms and conditions as Landlord may reasonably require, including without limitation, the execution and delivery to Landlord by the assignee of an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee’s ratification of an agreement to be bound by all of the provisions of this Lease, including the warrant of attorney to confess judgment in ejectment; or, in the case of a sublease, the execution and delivery by the subtenant of a written agreement with Landlord, in such form and with such terms, covenants and conditions as may be reasonably required by Landlord; or

(v) Landlord may withhold its consent to the proposed assignment or sublease, provided, however, that if Landlord declines to exercise one of the options set forth in items (i) through (iii) above, Landlord will not unreasonably withhold its consent so long as the identity, reputation and financial strength of the proposed assignee or subtenant, and the proposed use of the Premises, are reasonably acceptable to Landlord; provided further, however, that Landlord shall in no event be required to consent to any assignment or subletting to a proposed assignee or subtenant that is (w) a government or any subdivision, agency or instrumentality thereof; (x) a school, college, university or educational institution of any type (whether for profit or non-profit), (y) an employment, recruitment or temporary help, service or agency or (z) another tenant of Landlord in Chesterbrook Corporate Center® or Glenhardie Corporate Center® unless at the time of such proposed assignment or subletting Landlord does not have available for lease space in a sufficient size to satisfy the needs of the proposed assignee or subtenant.

(vi) In the event that Landlord does consent to the assignment or subletting, Tenant shall have ninety (90) days from its receipt of Landlord’s notice thereof to enter into the proposed sublease or assignment with the prospective subtenant or assignee described in Tenant’s notice to Landlord. If such sublease or assignment has not been executed within such time period and with such identified assignee or subtenant, the consent given by Landlord shall be considered to have been withdrawn.

(c) No assignment or sublease, whether with or without the Landlord’s consent, shall in any way relieve or release the Tenant from liability for the performance of all terms, covenants and conditions of this Lease.

(d) In the event of any sublease or assignment by Tenant of its interest in the Premises or this Lease or any portion thereof, whether or not consented to by Landlord, each monthly installment of Fixed Rent payable hereunder with respect to the Premises or the portion thereof subject to such subletting or assignment shall be increased by an amount equal to (i) in the case of any subletting, the Excess Rent (defined below) for such portion; and, in the case of any assignment, the Excess Rent payable by the assignee as amortized on a monthly basis over the remaining Term of this Lease with interest at the Lease Interest Rate (defined at Article 5 hereof). As used herein, “Excess Rent” shall mean a sum equal to fifty percent (50%) of the amount by which the rent and other charges or other consideration paid to Tenant by any subtenant or assignee exceeds the pro rata portion, for each month of such subletting or assignment, of the Fixed Rent and additional rent for such space then payable for such month by Tenant to Landlord pursuant to the provisions of this Lease in the absence of this subsection (d), less the portion applicable to such month, when amortized from the dates incurred over the remaining term of the sublease or assignment, of Tenant’s cost of improvements made or paid for by Tenant to satisfy the needs of the subtenant, and legal fees, leasing commissions and similar capital costs incurred by Tenant in connection with the assignment or subletting.

(e) 1f pursuant to the exercise of the Landlord’s option in 7(b)(iii) above, this Lease terminates as to only a portion of the Premises, the Fixed Rent and Tenant’s Proportionate Share for the additional rent shall be adjusted in proportion to the portion of the Premises affected by such termination, as determined by Landlord; and Tenant, within ten (10) days after demand, shall pay to Landlord Landlord’s cost of any alterations necessary to separate such portion of the Premises from the remainder of the Premises, plus ten percent (10%) for Landlord’s overhead.

(f) If Landlord exercises any of its options under section 7(b)(i), (ii) or (iii), Landlord may then lease the Premises or any portion thereof to Tenant’s proposed assignee or subtenant, as the case may be, without liability whatsoever to Tenant.

(g) If Tenant seeks to assign or sublet the Premises without first obtaining Landlord’s written consent, such assignment or subletting shall at Landlord’s option constitute an Event of Default.

(h) Notwithstanding anything to the contrary set forth above in this Article 7, Tenant shall be permitted without Landlord’s prior written consent to assign this Lease or sublet all or any portion of the Premises to an Approved Transferee. As used herein, the term “Approved Transferee” shall mean: (i) an entity which owns fifty percent (50%) or more of Tenant’s outstanding common stock, general or limited partnership interests, or other legal or beneficial ownership interests of Tenant, or otherwise controls Tenant (the “Parent Company”), or (ii) an entity which has fifty percent (50%) or more of its outstanding common stock, general or limited partnership interests, or other legal or beneficial ownership interests owned by Tenant or the Parent Company or is otherwise controlled by Tenant or the Parent Company, or (iii) an entity which acquires substantially all of the assets of Tenant’s business conducted at the Premises, or (iv) an entity which, pursuant to applicable state law is a surviving entity in a merger, consolidation or reorganization involving Tenant. The effectiveness of an assignment or subletting to an Approved Transferee of Tenant shall be conditioned upon the following: (1) Landlord receiving a true copy of the documentation governing the transfer, (2) that no Event of Default is then in existence; (3) a written acknowledgment by the assignee or sublessee that its rights arise through and are limited by this Lease and that it shall comply with all of the terms and conditions of this Lease which acknowledgement shall be in form reasonably acceptable to Landlord, (4) a written acknowledgment by Tenant confirming that Tenant remains fully liable for all of its obligations under this Lease notwithstanding the assignment or subletting which acknowledgement shall be in form reasonably acceptable to Landlord; (5) Landlord’s receipt of evidence reasonably satisfactory to Landlord that Landlord’s rights under the Letter of Credit (as hereinafter defined) are not affected by the assignment or subletting; and (6) a written acknowledgement by the Guarantor (as hereinafter defined) in form reasonably satisfactory to Landlord that the Lease Guaranty (as hereinafter defined) remains in full force and effect notwithstanding the assignment or subletting.

8. Improvement of the Premises.

(a) Completion by Landlord; Changes. Landlord shall, in a good and workmanlike manner, cause the Premises to be improved and completed in accordance with Polek Schwartz Plan Nos. A-1, A-2 and A-3 each dated July 10, 2006 and Addendum No. 1 dated July 17, 2006 issued by PPI (collectively, the “Tenant Construction Plans”) attached hereto as Exhibit “D” and also Landlord’s standard turn-key tenant work as set forth in Exhibit “E” (the “Standard Tenant Work”). If and when the Tenant Construction Plans and Standard Tenant Work are inconsistent the Tenant Construction Plans shall govern. Landlord reserves the right however:

(i) to make substitutions of material of equivalent grade and quality, subject to Tenant’s approval, not to be unreasonably delayed, conditioned or withheld, when and if any specified material shall not be readily and reasonably available and

(ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant’s approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Tenant Construction Plans).

(b) Standard Tenant Work; Special Tenant Work. In the completion and preparation of the Premises in accordance with the Tenant Construction Plans, Landlord agrees to perform at its own expense those items of Standard Tenant Work set forth on the schedule attached hereto as Exhibit “E”, to the extent required by the Tenant Construction Plans. All work to be performed by Landlord in addition to Standard Tenant Work, after Tenant’s issuance of written approval of such work, is hereinafter referred to as “Special Tenant Work.” All Special Tenant Work shall be finished, installed and performed by Landlord, utilizing a general contractor or construction manager (“Landlord’s Contractor”) selected by Landlord (which may be an affiliate of Landlord or a partner in Landlord or an affiliate of a partner in Landlord) for and on behalf of Tenant and at Tenant’s sole expense, based on “Landlord’s Cost.” “Landlord’s Cost” shall be deemed to mean Landlord’s out-of-pocket contract or purchase price for materials, labor and services (including, without limit, any reasonable contractor’s fee for the contractor’s overhead and profit and charges for cutting, patching, cleaning up and removal of waste and debris), plus architects’ and engineers’ fees, plus the product obtained by multiplying all of the foregoing (as reduced by appropriate credits for substituted Standard Tenant Work) by five percent (5%) for Landlord’s expenses and profit in handling the substitution. Notwithstanding anything herein, Tenant’s telephone and data wiring and cabling (hereinafter called the “Direct Tenant Work”) shall be installed in accordance with the Tenant Construction Plans by contractors contracting with Tenant and not with Landlord.

(c) Payment for Work. Tenant shall pay Landlord for all Special Tenant Work performed by Landlord from time to time during the progress of the work, within fifteen (15) business days after Landlord shall have given Tenant an invoice or invoices therefor, in amounts representing Landlord’s Cost of such Special Tenant Work theretofore performed (including, for this purpose, material for Special Tenant Work purchased and delivered to the Building to the date of the invoice), less the amounts theretofore paid by Tenant on account. Upon presentation of the final invoice, the total amount of the Landlord’s Cost shall be subject to verification by Tenant, and Tenant shall have reasonable access to Landlord’s cost records relative thereto.

(d) Access; Acceptance of Work. Landlord shall afford Tenant and its employees, agents and contractors access to the Premises, at reasonable times prior to the Commencement Date and at Tenant’s sole risk and expense, for the purposes of inspecting and verifying the performance of Tenant Work, and shall advise Landlord promptly of any objection to the performance of such work. Access for such purposes shall not be deemed to constitute possession or occupancy. Landlord shall promptly undertake and diligently prosecute the correction of any defective or incomplete work of which it is notified as aforesaid. On the Commencement Date, it shall be conclusively deemed that all work theretofore performed by or on behalf of Landlord and not objected to by Tenant as aforesaid was satisfactorily performed in accordance with and meeting the requirements of this Lease. The foregoing presumption shall not apply, however, to (i) defective or incomplete work identified in a written punch-list to be jointly prepared and initialed by Landlord and Tenant on or about the Commencement Date, and (ii) latent defects in such work which could not reasonably have been discovered theretofore, provided Tenant notifies Landlord thereof within twelve (12) months after occupancy. Landlord shall rectify all such punch-list items and latent defects with reasonable speed and diligence after such notification thereof by Tenant.

9. Alterations.

No alterations, additions or improvements shall be made to the Premises or any part thereof by or on behalf of Tenant without first submitting a detailed description thereof to Landlord and obtaining Landlord’s written approval. Tenant may, however, after prior written notice to the Landlord, make non-structural or decorative interior alterations which cost in the aggregate less than $25,000 per calendar year and which do not involve any building systems (e.g., relocation of systems furniture, installation and modification of data and communications equipment and cabling, repainting, wallcovering and carpeting). Landlord, at Landlord’s option, shall have the right to provide construction management for and on behalf of Tenant at Tenant’s sole expense constituting seven percent (7%) of the alteration’s total cost. All alterations, additions or improvements made by Tenant and all fixtures attached to the Premises (other than trade fixtures) shall become the property of Landlord and remain at the Premises or, at Landlord’s option, after written notice to Tenant, given by Landlord at the time of Landlord’s approval to such alteration, addition or improvement, any or all of the foregoing which may be designated by Landlord shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Premises caused by the installation or removal. Notwithstanding anything in this Lease, unless otherwise requested by Landlord in writing, Tenant shall remove all Direct Tenant Work (defined at Article 8(b) hereof) and shall repair all damage to the Premises caused by the installation or removal of such Direct Tenant Work. Tenant shall not erect or place, or cause or allow to be erected or placed, any sign, advertising matter, lettering, stand, booth, showcase or other article or matter in or upon the Premises and/or the building of which the Premises are a part, without the prior written consent of Landlord. Landlord approves the Tenant’s lobby signage depicted in the Tenant Construction Plans. Tenant shall not place weights anywhere beyond the safe carrying capacity of the structure.

10. Rules and Regulations.

The rules and regulations attached to this Lease, and such additions or modifications thereof as may from time to time be made by Landlord upon written notice to Tenant, shall be deemed a part of this Lease, as conditions, with the same effect as though written herein, and Tenant also covenants that said rules and regulations will be faithfully observed by Tenant, Tenant’s employees, and all those visiting the Premises or claiming under Tenant.

11. Fire or Other Casualty.

If, during the term of this Lease, or any renewal or extension thereof, the Building is so damaged by fire or other casualty that the Premises are rendered unfit for occupancy (whether or not the Premises are damaged), then, at Landlord’s option, the Term of this Lease upon written notice from Landlord given within thirty (30) days after the occurrence of such damage, shall terminate as of the date of the occurrence of such damage. In such case, Tenant shall pay the rent apportioned to the time of such termination and Landlord may enter upon and repossess the Premises without further notice. If Landlord does not elect to terminate the Term of this Lease, Landlord, subject to reasonable delays for insurance adjustments and to delays caused by matters beyond Landlord’s reasonable control, will repair whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Landlord may enter and possess the Premises for that purpose; while the Tenant is deprived of the Premises or while the Premises is unfit for occupancy, the Fixed Rent and all additional rent shall be abated in proportion to the number of square feet of the Premises rendered untenantable. If the Premises or the Building shall be damaged so that such damage does not render the Premises unfit for occupancy, Landlord will repair whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Tenant will continue in possession and rent will not be apportioned or abated. Notwithstanding any other provisions of this Article 11, (a) Landlord shall have no duty to repair or replace any personal property, or any of Tenant’s fixtures or equipment or any alterations, improvements or decorations made by Tenant, or any Direct Tenant Work but shall be required to repair or replace the work shown on the Tenant Construction Plans and Standard Tenant Work, (b) Landlord shall have no liability to Tenant for, and Tenant shall not be entitled to terminate this Lease by virtue of, any delays in completion of repairs, provided, however, if Landlord shall fail to complete repairs within thirty (30) days of any date agreed to by Landlord for the completion of repairs (subject however to the right of Landlord to postpone such date due to delays constituting force majeure), Tenant may terminate this Lease, and (c) either Landlord or Tenant shall have the right to terminate this Lease upon giving written notice to the other party at any time within thirty (30) days after the date of the damage if the Premises is damaged by fire or other casualty during the last six (6) months of the Term unless Tenant exercises the Renewal Option (as hereinafter defined). Following a casualty Landlord shall advise Tenant within thirty (30) days of its occurrence as to Landlord’s estimate of the time period which will be required to restore the Premises. If such estimated period exceeds one hundred eighty (180) days, Tenant shall have the right to terminate this Lease effective as of the date of the occurrence of the casualty so long as Tenant provides Landlord with written notice of termination within thirty (30) days of Tenant’s receipt of Landlord’s time estimate.

12. Landlord’s Right to Enter.

Tenant will permit Landlord, Landlord’s agents or employees or any other person or persons authorized in writing by Landlord:

(a) to inspect the Premises at any time,

(b) to enter the Premises if Landlord shall so elect for making alterations, improvements or repairs to the Building or for any purpose in connection with the operation or maintenance of the Building, and

(c) to enter and exhibit the Premises to be let.

No such entry shall cause undue deprivation or interference with Tenant’s use and possession of the Premises. Any entry by Landlord other than in an emergency shall require reasonable prior notice to Tenant and, at Tenant’s option, be with the accompaniment of a representative of Tenant.

13. Insurance.

(a) Tenant will not do or commit any act or thing, or suffer or permit any act or thing to be done or committed, as a result of which any policy of insurance of any kind on or in connection with the Property shall become void or suspended, due to the insurance risk on the Building or any other portion of the Property being (in the opinion of the insuring companies) be rendered more hazardous (e.g., through Tenant’s improper storage of hazardous materials at the Premises). Tenant shall pay as additional rent the amount of any increase of premiums for such insurance, resulting from any breach of this covenant.

(b) Tenant shall maintain throughout the Term, at Tenant’s expense, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, in or upon the Premises or the remainder of the Property, and arising out of the use of all or any portion of the same by Tenant or its agents, employees, officers, invitees, visitors and guests, under policies of general public liability or commercial general liability insurance having such limits as to each as may be reasonably required by Landlord from time to time, but in any event of not less than Three Million Dollars ($3,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) annual aggregate; and, without limitation of the foregoing, within thirty (30) days after Landlord’s request, Tenant shall have such annual aggregate increased (by the same or different policies) to such amount as Landlord may reasonably request by reason of occurrences during any policy year. All liability policies shall name as additional insureds Landlord and Landlord’s mortgagees and (at Landlord’s or any such mortgagee’s request) any landlord of or installment seller to Landlord, and any other person or entity designated by Landlord or such mortgagee, shall provide that they shall not be modified or canceled without at least thirty (30) days prior written notice to Landlord and any other party designated as aforesaid and shall be issued by insurers of recognized responsibility licensed to do business in Pennsylvania. Copies of all such policies certified by the insurers to be true and complete shall be supplied to Landlord and such mortgagees, paramount lessors and installment sellers at all times.

(c) Landlord shall maintain throughout the Term so-called all-risk or fire and extended coverage insurance upon the Building and commercial general liability insurance. The cost of the premiums for such insurance and of any endorsements thereto shall be deemed, for purposes of Article 4 of this Lease, to be part of the costs of operating and maintaining the Property.

(d) Notwithstanding anything in this Lease to the contrary, each party hereto hereby releases the other party, its agents, directors, officers, shareholders and employees to the extent of the releasing party’s actual recovery under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligent or intentionally tortious act or omission of the other party, its agents, directors, officers, shareholders or employees, provided, however, that this release shall be effective only with respect to loss or damage occurring during such times as the appropriate policy of insurance of the party so releasing shall contain a clause to the effect that such release shall not affect the said policy or the right of the insured to recover thereunder; each party hereto shall cause such a clause to be included in its said policies.

14. Repairs and Condition of Premises.

At the expiration or other termination of this Lease, Tenant shall leave the Premises, and during the Term will keep the same, in good order and condition, ordinary wear and tear, damage by fire or other casualty and repairs to be performed by Landlord under Article l6(a)(v) of this Lease alone excepted; for that purpose and, except as stated in this Lease, Tenant will make all necessary repairs and replacements. Tenant will use every reasonable precaution against fire and will give Landlord prompt notice of any damage to or accident upon the Premises. Tenant will also at all times, subject to Article l6(a)(iv) of this Lease, remove all dirt, rubbish, waste and refuse from the Premises and at the expiration or sooner termination of the Term will also have had removed all its property therefrom, to the end that Landlord may again have and repossess the Premises. Any of Tenant’s property remaining on the Premises on the date of the expiration or termination of the Term shall be deemed abandoned by Tenant and may be removed and disposed of in such manner as Landlord may, at its sole discretion, determine, and Tenant shall reimburse Landlord, upon demand, for the cost of such removal and disposal, plus ten percent (10%) for overhead.

15. Compliance with Law.

Tenant shall comply promptly with all laws and ordinances, including, without limitation, the Americans With Disabilities Act, and all notices, requirements, orders, regulations and recommendations (whatever the nature thereof maybe) of any and all the federal, state, county or municipal authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies, with respect to the Premises and Tenant’s use thereof; Tenant also agrees that it shall not knowingly do or commit any act or thing, or suffer to be done or committed any act or thing anywhere on the Property contrary to any of the laws, ordinances, notices, requirements, orders, regulations and recommendations hereinabove referred to in this Article. Landlord shall be responsible to comply with all laws and ordinances, including the Americans with Disabilities Act, with respect to the common areas and facilities in the Building and/or on the Land.

16. Services.

(a) Landlord agrees that it shall:

(i) HYAC. Furnish heat, ventilation and air conditioning to the Premises, on a 24/7 basis with Tenant’s electric usage to be sub-metered and Tenant to pay for its electric usage at Landlord’s actual cost without mark-up (but with Landlord possessing the right to recover its administrative costs applicable thereto as set forth in Article 4(d)(ii)); the air conditioning and heating systems intended to service the Premises have been designed to maintain the inside temperatures set forth in Paragraph C of Exhibit “E” hereto; Landlord shall not be responsible for the failure of the air conditioning system to meet the aforesaid performance specifications if such failure results from the occupancy of the Premises in excess of that set forth in Paragraph C of Exhibit “E” or if Tenant installs and operates machines and appliances, the installed electrical load of which, when combined with the load of all lighting fixtures, exceeds the number of watts per square foot of floor area set forth in said Paragraph C; if the Premises are used in a manner exceeding the aforementioned occupancy and electric load criteria, Tenant shall pay to Landlord, promptly upon billing, Landlord’s costs of supplying air conditioning resulting from such excess, at such rates as Landlord shall establish therefor; if due to use of the Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Premises, interference with normal operation of the heating, ventilating or air conditioning in the Premises results, necessitating changes in the system servicing the Premises, such changes may be made by Landlord upon request by Tenant at Tenant’s sole cost and expense, subject to the provisions of section (b) of this Article 16. Absent one of the conditions specified in the immediately preceding sentence, Landlord shall be responsible to rectify a failure of the air conditioning system serving the Premises to meet the performance specifications set forth in this Article 16(a)(i). Tenant agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the said heating, ventilating and air conditioning system; the foregoing heating, ventilating and air conditioning services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization and which Landlord in good faith may elect to abide by or shall be required to abide by;

(ii) Elevators. Provide passenger elevator service to the Premises during all working days (Saturday, Sunday and holidays excepted) from 8:00 AM to 6:00 PM, with one (1) elevator subject to call at all other times;

(iii) Access. Furnish to Tenant’s employees and agents access to the Premises at all times, subject to compliance with such security measures as shall be in effect which shall include a card access security system for the Building;

(iv) Janitorial. Provide to the Premises on each business day janitorial service in accordance with the schedule annexed hereto as Exhibit “F”; any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly with Landlord’s janitorial agent and the cost and payment thereof shall be and remain the sole responsibility of Tenant; no trash removal services will be provided by Landlord for the removal of trash or refuse of a character or quantity not customary for normal office users, unless Tenant shall first agree to the payment of Landlord’s cost thereof;

(v) Repairs. Make all structural and non-structural repairs to the Building, all repairs which may be needed to the mechanical, HVAC, electrical and plumbing systems in and servicing the Premises (excluding repairs to any non-building standard fixtures or other improvements installed or made by or at the request of Tenant requiring maintenance of a type or nature not customarily provided by Landlord to office lessees of the Building), and all repairs to exterior windows and glass (including caulking and weatherstripping); in the event that any repair is required by reason of the negligence or abuse of Tenant or of its agents, employees, invitees or of any other person using the Premises with Tenant’s consent, express or implied, Landlord may make such repair and the cost thereof, plus ten percent (10%) of such cost for Landlord’s overhead, shall be paid by Tenant to Landlord within fifteen (15) business days after demand, unless Landlord shall have actually recovered or has the right to recover such cost through insurance proceeds. Landlord shall keep and maintain the Building in a manner consistent with Comparable Buildings throughout the Term and the Renewal Term.

(vi) Water. Provide hot and cold water, for drinking, lavatory, toilet and ordinary cleaning purposes, at each floor;

(vii) Public Areas. Keep and maintain the public areas and facilities of the Building clean and in good working order, and the sidewalks and parking areas adjoining the Building in good repair and free from accumulations of snow and ice, and maintain all landscaped areas in a manner consistent with Comparable Buildings.

(viii) Electricity. Furnish to Tenant electric energy as required by Tenant but in no event exceeding the number of watts per square foot set forth in Paragraph B 1 of Exhibit “E” hereto for the use of Tenant in the Premises; Landlord shall install and maintain such meters as Landlord shall deem necessary to measure, respectively, the consumption by Tenant and each other tenant of the Building of electric energy in the respective areas of the Building leased to tenants; Landlord shall not be liable in any way to Tenant for failure or defect in the supply or character of electric energy furnished to the Premises or to the Building by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason whatsoever not attributable to Landlord; Tenant agrees, to the extent, if any, in the future required by the Pennsylvania Public Utility Commission or federal or state law as a necessary condition to the supply of electric energy to the Premises, to become an individually metered customer of such public utility, in which event, upon receipt of each bill to Tenant from such public utility for electric service to the Premises, Tenant shall pay directly to the public utility company the amount of such bill; Landlord shall famish and install all replacement tubes, lamps, bulbs and ballasts required in the Premises, at Tenant’s expense; Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.

(ix) Signage. Landlord shall provide Tenant with building standard directory and suite entrance signage at Landlord’s cost. Any modifications to such signage shall be subject to the prior approval of Landlord and Tenant shall be required to pay all costs related to any such modification.

(b) Special Equipment. Except as shown on the Tenant Construction Plans, Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other systems serving the Premises or any other portion of the Building; or to any of the services required of Landlord under this Lease, without the prior written consent of the Landlord. In the event that such consent is granted, such replacements, changes or additions shall be paid for by Tenant. At the expiration or earlier termination of the Term, Tenant shall pay to Landlord Landlord’s cost of restoring such systems to their condition prior to such replacements, changes or additions provided that Landlord actually undertakes such restoration.

(c) Interruption of Service. In case of accident, strikes, inability to obtain supplies, breakdowns, repairs, renewals or improvements to the Building or replacement of machinery therein, or for other cause pertaining to the Building deemed sufficient by Landlord, the operation of any of the elevators or other machinery or apparatus maybe changed or suspended. As to heat, ventilation, air conditioning, cleaning service, electricity and elevator service, and any other services, Landlord shall not be responsible or liable in any way for any failure, interruption or inadequacy in the quantity or quality of the same where caused by war, civil commotion, governmental restrictions, prohibitions or other regulations, strikes, labor disturbances, inability to obtain adequate supplies or materials, casualties, repairs, replacements, or causes beyond Landlord’s reasonable control whether similar or dissimilar to the foregoing. Notwithstanding the foregoing, in the event of a disruption of service not caused by Tenant that prevents Tenant from occupying the Premises for its normal business operations and that continues for more than five (5) consecutive business days, Fixed Rent and additional rent due for the period thereafter shall abate until the interruption is remedied. If such interruption shall continue for thirty (30) consecutive days, Tenant shall have the right to terminate this Lease upon written notice to Landlord if provided to Landlord within fifteen (15) business days after the expiration of such thirty (30) day period.

17. Notice of Breakage, Fire, Theft.

Tenant shall give to Landlord prompt written notice, but in no event later than forty-eight (48) hours after the occurrence in question, of Tenant’s knowledge of any

(a) accident or breakage or defects in the window glass, wires, plumbing or heating ventilating or cooling apparatus, elevators or other apparatus, walls or ceiling tiles,

(b) fire or other casualty, or

(c) theft.

18. Release.

Landlord shall not be held responsible for and is hereby expressly relieved from any and all liability by reason of any injury, loss, or damage to any person or property in or about the Premises or the Property due to any cause whatsoever and whether the loss, injury or damage be to the person or property of Tenant or any other person, unless due to the negligence of Landlord occurring before or after the execution of this Lease. Tenant further agrees to indemnify, defend and save Landlord harmless from and against all claims by any employee or invitee of Tenant made on account of such injury, loss or damage (unless caused by the negligence of Landlord as aforesaid), including but not limited to reasonable attorneys’ fees and other legal expenses.

Tenant shall not be held responsible for and is hereby expressly relieved from any and all liability by reason of any injury, loss or damage to any person or property in or about the Building or Land due to any cause whatsoever and whether the loss, injury or damage be to the person or property of Landlord or any other person unless due to the negligence of Tenant occurring before or after the execution of this Lease. Landlord further agrees to indemnify, defend and save Tenant harmless from and against all claims by any employee or invitee of Landlord made on account of such injury, loss or damage (unless caused by the negligence of Tenant aforesaid), including but not limited to, reasonable attorney’s fees and other legal expenses.

19. Mechanics’ and Other Liens.

(a) Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Premises, the Property, the Building or any part of any of them or Landlord’s interest therein.

(b) Tenant covenants that it shall not suffer or permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material, equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant) which is or may become a lien upon the Premises, the Property, the Building or any part of any of them or the income therefrom or any fixture, equipment or similar property therein.

(c) If any lien or claim shall be filed, Tenant, within fifteen (15) business days after the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond or otherwise. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses, including attorneys’ fees, incurred by Landlord in connection therewith, together with interest at the Lease Interest Rate from the respective dates of Landlord’s making of the payment or incurring of the cost or expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within fifteen (15) business days after demand.

(d) Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Building or the Property or any part of any of them, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Building, the Property or any part of any of them.

(e) Prior to commencement of any work or the delivery of any material to the Premises by any contractor, subcontractor or materialman engaged by Tenant, Tenant shall deliver to the Landlord a waiver of liens (herein called “Waiver of Liens”) from each such contractor in form satisfactory to Landlord, bearing a stamp from the Prothonotary’s Office in Chester County indicating the timely filing of the Waiver of Liens under the Mechanics Lien Law of Pennsylvania. The Waiver of Liens shall provide, among other things, that the contractor, for itself and all subcontractors, materialmen and other persons providing labor, services, material or work under Tenant, waives any and all lien rights that it or any of them may have against Landlord’s interest in the Property or any part thereof. Tenant shall file the Waivers of Liens at Tenant’s sole cost and expense.

20. Relocation of Tenant.

[Intentionally Deleted]

21. Defaults - Remedies.

If any of the following (an “Event of Default”) shall occur:

(a) Tenant does not pay in full when due any and all installments of rent (whether Fixed Rent or additional rent) or any other charge or payment whether or not herein included as rent, and such failure shall continue for a period of five (5) days following written notice provided, however, Landlord shall not be obligated to give written notice more frequently than two times during any twelve (12) month period;

(b) Tenant violates or fails to perform or comply with any non-monetary covenant, agreement or condition herein contained within fifteen (15) days after written notice from Landlord, provided, however, if the nature of the default is one that is not susceptible to cure within fifteen (15) days, Tenant shall not be in default so long as it commences to cure the default within fifteen (15) days after written notice from Landlord and thereafter diligently pursues such cure and completes the same within sixty (60) days after the date of Landlord’s notice;

(c) Tenant abandons the Premises or removes or attempts to remove Tenant’s property therefrom other than in the ordinary course of business without having first paid to Landlord in full all rent and charges that may have become due as well as all which will become due thereafter provided, however, Tenant may vacate the Premises following ten (10) days prior written notice to Landlord so long as Tenant thereafter continues to observe and fulfill all of its obligations under this Lease; or

(d) An involuntary case under the federal bankruptcy law as now or hereafter constituted is commenced against Tenant or the Guarantor, or under any other applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or there is filed against Tenant or a Guarantor a petition seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or a Guarantor of any substantial part of Tenant’s or a Guarantor’s property, or seeking the winding-up or liquidation of Tenant’s or a Guarantor’s affairs and such involuntary case or petition is not dismissed within sixty (60) days after the filing thereof, of if Tenant or a Guarantor commences a voluntary case or institutes proceedings to be adjudicated as bankrupt or insolvent or consents to the entry of an order for relief under the federal bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or a Guarantor of any substantial part of Tenant’s or a Guarantor’s property, or if Tenant or any Guarantor makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or fails to generally pay its debts as they become due or if Tenant is levied upon and is about to be sold out upon the Premises by any sheriff, marshall or constable or Tenant or its stockholders or Board of Directors or any committee thereof takes any action in contemplation, preparation or furtherance of or for any of the foregoing, or, if Tenant or any Guarantor is a corporation and is dissolved or liquidated,

Then, and in any such event, at the sole option of Landlord,

(i) The whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease, herein reserved or agreed to be paid by Tenant, or any part of such rent, charges and other sums, shall be taken to be due and payable from Tenant and in arrears as if by the terms of this Lease said balance of rent, charges and other sums and expenses were on that date payable in advance; and/or

(ii) Landlord may terminate this Lease by written notice to Tenant. If Landlord elects to terminate this Lease, Landlord, in addition to Landlord’s other remedies, may recover from Tenant a judgment for damages equal to the sum of the following:

(A) the unpaid rent and other sums which became due up to the time of such termination plus interest from the dates such rent and other sums were due to the date of the judgment at the Lease Interest Rate; plus

(B) the present value at the time of judgment of the amount by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment exceeds the amount of loss of such rental and other sums Tenant proves could have been reasonably avoided; plus

(C) the amount (as discounted at the rate of six percent (6%) per annum) by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment exceeds the amount of loss of such rental and other sums that Tenant proves could have been reasonably avoided; plus

(D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom including, without limitation, the cost of repairing the Premises and reasonable attorneys fees; plus

(E) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable law.

As used in the foregoing clause (B), the “present value at the time of judgment” shall be computed by adding to the rent past due or which would have become due interest at the Lease Interest Rate from the dates such rent was or would have become due to the date of the judgment; and/or

(iii) Landlord may terminate Tenant’s right of possession and may reenter and repossess the Premises by legal proceedings, without terminating this Lease. After reentry or retaking or recovering of the Premises, whether by termination of this Lease or not, Landlord may, but shall be under no obligation to, make such alterations and repairs, as Landlord may deem then necessary or advisable and relet the Premises or any part or parts thereof, either in Landlord’s name or otherwise, for a term or terms which may at Landlord’s option be less than or exceed the period which otherwise would have constituted the balance of the term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord’s sole discretion may seem advisable and to such person or persons as may in Landlord’s sole discretion seem best; and whether or not the Premises are relet, Tenant shall be liable for any loss, for such period as is or would have been the balance of the term of this Lease, of rent and all other sums payable under this Lease, plus the cost and expenses of reletting and of redecorating, remodeling or making repairs and alterations to the Premises for the purpose or reletting, the amount of such liability to be computed monthly and to be paid by Tenant to Landlord from time to time upon demand. Landlord shall in no event be liable for, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by, failure to relet the Premises or failure to collect the rent or other sums from any reletting. Tenant shall not be entitled to any rents or other sums received by Landlord in excess of those provided for in this Lease. Tenant agrees that Landlord may file suit to recover any rent and other sums falling due under the terms of this Article from time to time and that no suit or recovery of any amount due hereunder to Landlord shall be any defense to any subsequent action brought for any other amount due hereunder to Landlord. Tenant, for Tenant and Tenant’s successors and assigns, hereby irrevocably constitutes and appoints Landlord, as Tenant’s and their agent to collect the rents due or to become due under all subleases of the Premises or any parts thereof following the occurrence of an Event of Default without in any way affecting Tenant’s obligation to pay any unpaid balance of rent or any other sum due or to become due hereunder. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for Tenant’s previous breach.

Whenever Landlord shall have the right to reenter the Premises, it shall have the right to remove all persons and property from the Premises and either treat such property as abandoned or at Landlord’s option store it in a public warehouse or elsewhere at the cost of and for the account of Tenant pursuant to appropriate legal process, unless Tenant has abandoned the Premises, and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

Tenant waives the right to any notice to remove as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law.

For the purposes of computing “the whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease,” “the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment” and “the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment,” as such quoted or any similar phrases are used in this Article 21, the amounts of additional rents which would have been due per year under this Lease shall be such amounts as Landlord shall reasonably estimate to be the per annum rates of additional rent for the calendar year during which this Lease was terminated or during which rent was accelerated.

The parties recognize that no adequate remedy at law may exist for a breach of Articles 6, 7 and 10 hereof. Accordingly, Landlord may obtain specific performance of any provision of Articles 6, 7 and 10 hereof. Neither such right nor its exercise shall limit any other remedies which Landlord may have against Tenant for a breach of such Articles, including, without limitation, all remedies available under this Article 21. The reference herein to specific performance in connection with Articles 6,7 and 10 shall not preclude the availability of specific performance, in any appropriate case, for the breach or threatened breach of any other provision of this Lease.

In addition to other remedies available to Landlord herein, Landlord may (but shall not be obligated to do so), cure any default on behalf of Tenant following the occurrence of an Event of Default, and Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in curing such default, including, without limitation, reasonable attorneys’ fees and other legal expenses, together with interest thereon at the Lease Interest Rate, which costs and interest thereon shall be deemed additional rent hereunder.

Notwithstanding anything to the contrary contained herein, neither party shall be liable for indirect, consequential, exemplary or punitive damages. Landlord hereby waives any lien or right of distress or distraint, security interest or Landlord’s lien with respect to any property of Tenant within the Premises.

Also in addition to, and not in lieu of any of the foregoing rights granted to Landlord;

WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF TENANT’S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID PREMISES.

IN ANY ACTION OF OR FOR EJECTMENT, IF LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS INANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT AND ALL LIABILITY THEREFOR.

As used in this Article 21, the “term” shall include the Term of this Lease and any renewals or extensions thereof to which Tenant shall have become bound.

22. Remedies Cumulative.

All remedies available to Landlord under this Lease and at law and in equity shall be cumulative and concurrent. No termination of this Lease or taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or demands for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given by Landlord to Tenant. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord’s right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

23. Excepted from Premises.

In the event that Exhibits “A” or “D” show as being within the Premises, hallways, passageways, stairways, elevators, or other means of access to and from the Premises or the upper and lower portions of the Building, the space occupied by the said hallways, passageways, stairways, elevators and other means of access, although within the Premises as described hereinabove, shall be taken to be excepted therefrom and reserved to Landlord or to the other lessees of the Building and the same shall not be considered a portion of the Premises, but shall be available to Tenant in common with Landlord and other Building occupants. All ducts, pipes, wires or other equipment used in the operation of the Building, or any part thereof, and any space occupied thereby, whether or not within the Premises as described hereinabove, shall likewise be excepted and reserved from the Premises, and Tenant shall not remove or tamper with or use the same and will permit Landlord to enter the Premises to service, replace, remove or repair the same subject to the terms of this Lease.

24. Lease Subordinated.

(a) This Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, ground lease, installment sale agreement and/or other instrument or encumbrance heretofore or hereafter placed upon any or all of Landlord’s interest or estate in the Premises or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a “mortgage”), all automatically and without the necessity of any further action on the part of the Tenant to effectuate such subordination. The Tenant shall, at the request of the holder of any such mortgage, attorn to such holder, and shall execute, enseal, acknowledge and deliver, upon demand by the Landlord or such holder, such further instrument or instruments evidencing such subordination of the Tenant’s right, title and interest under this Lease to the lien of any such mortgage, and such further instrument or instruments evidencing and elaborating such attornment, as shall be desired by such holder.

(b) Anything contained in the foregoing provisions of this Article to the contrary notwithstanding, any such holder may at any time subordinate its mortgage to the operation and effect of this Lease, without the necessity of obtaining the Tenant’s consent thereto, by giving notice of the same in writing to the Tenant, and thereupon this Lease shall be deemed to be prior to such mortgage without regard to their respective dates of execution, delivery and/or recordation, and in that event such holder shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution and delivery of such mortgage.

25. Condemnation.

(a) If the whole or a substantial part of the Building shall be taken or condemned for any period of time in excess of one hundred twenty (120) days for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase including, without limit, any right of Tenant to damages for loss of its leasehold; all right of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condenming authority, this Lease shall cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

(b) In the event of any temporary eminent domain taking (i.e., for one hundred twenty (120) days or less) of the Premises or any part thereof for temporary use, this Lease shall not be affected in any manner, the Term shall not be reduced, and the Tenant’s Fixed Rent and additional rent shall abate and Landlord shall be entitled to receive for itself such portion of any eminent domain award made for such temporary use with respect to the period of the taking which is within the Term.

26. Paramount Lease.

If Landlord is or becomes lessee or installment purchaser of the Premises or of the premises of which the Premises are a part, then Tenant agrees that Tenant takes possession subordinate to the interest of Landlord’s lessor or installment seller, its successors and assigns, but notwithstanding the foregoing, in case Landlord’s tenancy or interest as installment purchaser shall terminate either by expiration, forfeiture or otherwise, then Landlord’s lessor or installment seller, its heirs, administrators, executors, successors and assigns, shall have all the rights of Landlord under this Lease, following such termination. In the event of any such termination of Landlord’s tenancy or interest as installment purchaser, Tenant hereby agrees to attorn to Landlord’s lessor, its heirs, administrators, executors, successors and assigns, and to recognize such lessor or installment seller, its heirs, administrators, executors, successors and assigns, as Tenant’s Landlord for the balance of the term of this Lease and any extensions or renewals of this Lease. Tenant shall execute, enseal, acknowledge and deliver, upon demand by Landlord or Landlord’s lessor or installment seller, such further instrument or instruments evidencing such subordination of Tenant’s right, title and interest under this Lease to the interests of such lessor or installment seller and such further instrument or instruments of attornment, as shall be desired by such lessor or installment seller.

27. Notices.

(a) Each notice, demand, request or other communication required or permitted under the terms of this Lease shall be in writing and, unless and until otherwise specified in a written notice by the party to receive it, shall be sent to the parties at the following respective addresses:

If intended for Tenant prior to Commencement Date:

1055 Westlakes Drive
Berwyn, PA 19312

with a required copy to:

YM BioSciences, Inc.
5045 Orbitor Drive
Building 11, Suite 400
Mississauga, Ontario L4W 4Y4

with a required copy to:

Sonia M. Yung, Esquire
Heenan Blaikie LLP
Suite 2600, Royal Bank Plaza
200 Bay Street, South Tower
Toronto, On M5J 2J4

If intended for Tenant after Commencement Date:

Suites 200-220
701 Lee Road
Chesterbrook Corporate Center ®
Wayne, PA 19087

with a required copy to:

YM BioSciences, Inc.
5045 Orbitor Drive
Building 11, Suite 400
Mississauga, Ontario L4W 4Y4

with a required copy to:

Sonia M. Yung, Esquire
Heenan Blaikie LLP
Suite 2600, Royal Bank Plaza
200 Bay Street, South Tower
Toronto, On M5J 214

If intended for Landlord:

Chesterbrook Partners, LP
955 Chesterbrook Boulevard
Suite 120
Chesterbrook, PA 19087-5615
Attention: Property Manager

with a required copy to:

Chesterbrook Partners, LP
One Pitcairn Plaza
165 Township Line Road
Jenkintown, PA 19046
Attn: Director of Property Management

with a required copy to:

Spector Gadon & Rosen, P.C.
1635 Market Street
7th Floor
Philadelphia, PA 19103
Attention: Richard L. Canel, Jr., Esquire

Notices may be given on behalf of any party by its legal counsel.

(b) Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) hand delivered, or (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day (or sooner) delivery, or

(c) Each such notice, demand, request or other communication shall be deemed to have been received by its addressee, and to have been effectively given, upon the earlier of (i) actual delivery, (ii) refusal of acceptance at the proper address, or (iii) three (3) business days after deposit thereof at any main or branch United States post office, if sent, in accordance with clause (ii) of subsection (b) of this Article and (iv) one (1) business day after delivery to the courier, if sent pursuant to clause (iii) of subsection (b) of this Article.

28. Definition of “the Landlord”.

The word “Landlord” is used herein to include the Landlord named above and any subsequent owner of such Landlord’s interest in the Building in which the Premises are located, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had had it originally signed this Lease as Landlord, including the right to proceed in its own name to enter judgment by confession or otherwise, but any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold such interest. Neither Landlord nor any principal of or partner in Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease and if Landlord shall default in the performance of Landlord’s obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in its interest in the Property, and the rents, issues, profits and proceeds, including insurance and condemnation proceeds, thereof, for the satisfaction of Tenant’s remedies. It is expressly understood and agreed that Landlord’s liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord’s equity in its interest in the Property and the rents, issues, profits and proceeds, including insurance and condemnation proceeds, thereof.

29. Definition of “the Tenant”.

As used herein, the term “Tenant” shall be deemed to refer to the entity hereinabove named as such and to such entity’s successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant. However, no such rights, privileges or powers shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless the assignment to such assignee has been approved in writing by Landlord pursuant to the provisions of this Lease (to the extent such approval is required by the terms of this Lease) and such assignee shall have executed and delivered to Landlord the written documents required by Landlord referred to hereinbefore.

30. Estoppel Certificate; Mortgagee Lease Comments.

(a) Tenant shall from time to time, within ten (10) days after Landlord shall have requested the same of Tenant, execute, enseal, acknowledge and deliver to Landlord a written instrument in recordable form.

(i) certifying that

(A) this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments) and that the Lease (as modified, supplemented or amended, as aforesaid) represents the entire agreement among Landlord and Tenant as to the Premises and the leasehold;

(B) the dates to which the Fixed Rent, additional rent and other charges arising under this Lease have been paid, if any;

(C) the amount of any prepaid rents or credits due to Tenant, if any; and

(D)if applicable, Tenant has accepted the possession of the Premises and has entered into occupancy of the Premises and the date on which the Term shall have commenced and the corresponding expiration date;

(ii) stating whether or not to the best knowledge of the signer of such certificate all conditions under the Lease to be performed by Landlord prior thereto have been satisfied and whether or not Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default of which the signer may have knowledge; and

(iii) stating any other fact or certifying any other condition, to the best of Tenant’s knowledge after due inquiry, reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any interest therein. It is intended that any statement delivered pursuant to the provisions of this Article be relied upon by any such purchaser or mortgagee.

(b) Tenant acknowledges that Landlord’s mortgagees and/or the trustee under a trust indenture for bond holders who shall be providing construction and/or permanent financing for the Building (“Mortgagees”) may require various changes in the terms of this Lease as a part of and a condition of their financing. Tenant agrees to cooperate and act in good faith in agreeing to such changes in this Lease by written amendments to this Lease which are required by any of the Mortgagees, provided that such changes do not materially affect the Tenant’s rental cost hereunder or change the term hereby demised or otherwise materially affect Tenant’s rights under this Lease, and provided that such requested changes are of a nature reasonably necessary to protect any such Mortgagees’ security in accordance with usual lending practices. In the event that Tenant shall not agree to a change requested by any of the Mortgagees, then Tenant’s failure to agree shall, at Landlord’s election shall constitute an Event of Default and if Landlord so elects Landlord shall refund to Tenant such funds as Tenant may have paid on account of future rent.

31. Severability.

No determination or adjudication by any court, governmental or administrative body or agency or otherwise that any provision of this Lease or of any amendment hereto or modification hereof is invalid or unenforceable in any instance shall affect the validity or the enforceability

(a) of any other provision of this Lease, of such amendment or modification, or any other such amendment or modification, or

(b) of such provision in any other instance or circumstance which is not within the jurisdiction of such court, body or agency or controlled by its said determination or adjudication. Each and every provision hereof and of each such amendment or modification shall be and remain valid and enforceable to the fullest extent allowed by law, and shall be construed wherever possible as being consistent with applicable law.

32. Miscellaneous.

(a) The Building may be designated and known by any name Landlord may choose and such name may be changed from time to time at Landlord’s sole discretion. The Titles appearing in connection with various sections of this Lease are for convenience only. They are not intended to indicate all of the subject matter in the text and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy.

(b) the term “person” shall be deemed to mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity;

(c) all references in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well. Each and every document or other writing which is referred to herein as being attached hereto or is otherwise designated herein as an exhibit hereto is hereby made a part hereof.

(d) Tenant shall pay upon demand all of Landlord’s costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred in enforcing Tenant’s obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord without Landlord’s fault to become involved or concerned.

(e) Landlord shall have the right at any time, and from time to time, during the Term of this Lease, to require amendments to the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate a larger sum of money on account of its occupancy of the Premises under the terms of this Lease as so amended, and provided further that no such amendment or amendments shall: (i) result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive, nor services of a lesser quality; or (ii) prohibit Tenant from being able to deduct the payments now made as rent by Tenant under this Lease.

(f) No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy allowed for the violation of such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only then for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, suit or judgment.

(g) It is mutually agreed by and between Landlord and Tenant that they hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or claim of injury or damage.

(h) Tenant acknowledges and agrees that Landlord and Landlord’s agents have made no representation, agreements, conditions, warranties, understandings, or promises, either oral or written, other than as herein set forth, with respect to this Lease, the Building, the Property, the Premises, or otherwise.

33. Brokers.

Tenant represents and warrants that it did not deal with any broker, finder or other intermediary to whom a fee or commission is or will become payable in connection with this Lease except CB Richard Ellis, Inc. and McShea Realty Advisors, whose commissions shall be payable by Landlord pursuant to separate agreements with Landlord.

34. Letter of Credit.

Tenant, within ten (10) days of its execution of this Lease, shall provide Landlord a standby, irrevocable, “clean” letter of credit in form and substance satisfactory to Landlord and from a bank acceptable to Landlord (the “Letter of Credit”). The Letter of Credit must be issued in a “evergreen” form on a year to year basis provided that the last year of the term of the Letter of Credit shall in no event expire earlier then thirty (30) days after the Expiration Date. The Letter of Credit shall also specify that the issuing bank shall provide Landlord with a minimum of thirty (30) days prior notice before any decision by such issuing bank to not renew the Letter of Credit. Any failure of the issuing bank to not renew the Letter of Credit shall constitute a default under this Lease and permit Landlord to draw upon the Letter of Credit in its full amount. During the first two lease years the Letter of Credit shall be in the amount of $176,751. During the third and fourth lease years the Letter of Credit shall be in the amount of $88,375 and thereafter for the balance of the Term of this Lease (including the Renewal Term as hereinafter defined) the Letter of Credit shall be in the amount of $18,933. The Letter of Credit shall be retained by Landlord as security for the payment by Tenant of the rent herein agreed to be paid and for the faithful performance of the covenants contained in this Lease. If at any time Tenant shall be in default under any of the provisions of this Lease, Landlord shall be entitled, at its sole discretion to draw upon the Letter of Credit

(i) to pay for

(A) any rent for the payment of which Tenant shall be in default as aforesaid,

(B) any expense incurred by Landlord in curing any such default, and/or

(C) any other sums due to Landlord in connection with such default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default; or

(ii) in liquidation of all or part of the damages suffered by Landlord by reason of such default. To the extent not previously drawn upon pursuant to this Article 34 the Letter of Credit shall be returned to Tenant thirty (30) days following the expiration of this Lease and surrender of the entire Premises to Landlord.

(iii)

35. Quiet Enjoyment.

Tenant, upon paying the Fixed Rent, additional rent and all other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

36. Rights of Mortgage Holder.

If the holder of a mortgage covering the Premises shall have given prior written notice to Tenant that it is the holder of such mortgage and such notice includes the address at which notices to such mortgagee are to be sent, then Tenant agrees to give to such holder notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided and agrees that the holder of record of such mortgage shall have the right, within the greater of thirty (30) days thereafter or the same period of time accorded Landlord under this Lease after receipt of said notice, to correct or remedy such default before Tenant may take any action under this Lease by reason of such default.

37. Whole Agreement.

It is expressly understood and agreed by and between all the parties hereto that this Lease and any riders attached hereto and forming part hereof set forth all the promises, agreements, warranties, representations and understandings between Landlord and Tenant relative to the Premises and this leasehold, and that there are no promises, agreements, conditions, warranties, representations or understandings, either oral or written, between them other than as herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, understanding or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

38. Financial Statements.

Upon the request of Landlord no more frequently than annually unless an Event of Default is then outstanding Tenant shall supply to Landlord copies of all of Tenant’s and/or Guarantor’s most recent financial statements then available. Such financial statements shall be provided by Tenant to Landlord within fifteen (15) business days after Landlord’s request therefor and shall be kept confidential but may be disclosed to: (i) the extent required by law; and (ii) Landlord’s employees and advisors (e.g. accountants, attorneys etc.) who are similarly bound by such confidentiality, to the extent necessary for Landlord to exercise its rights and fulfill its obligations under this Lease.

39. Renewal Option.

Tenant shall have the right to extend the Term (the “Renewal Option”) for one period of five (5) years commencing on the day following the Expiration Date and ending the fifth anniversary of the Expiration Date (such period, the “Renewal Term”). The Renewal Option must be exercised, if at all, by written notice by Tenant to Landlord (the “Renewal Notice”) not later than two hundred seventy (270) days prior to the Expiration Date. Notwithstanding the foregoing, the Renewal Option shall be null and void and Tenant shall have no right to extend the Term if on the date Tenant exercises the Renewal Option or on the date immediately preceding the commencement date of the Renewal Term: (a) Tenant is in default under this Lease beyond the expiration of any applicable notice and/or grace period; or (b) Tenant shall not be creditworthy in the reasonable judgment of Landlord (Tenant being deemed creditworthy if its financial condition is the same or better than its financial condition as of the Commencement Date as evidenced by Tenant’s financial statements then available), or (c) Tenant shall have previously assigned this Lease or sublet all or any portion of the Premises for the remainder of the Term unless such assignment or sublet was an Approved Transferee. During the Renewal Term all of the terms and conditions set forth in this Lease applicable to the Premises during the initial Term shall apply except that the Fixed Rent payable by Tenant for the Premises during the Renewal Term shall be the then Current Market Rent (as hereinafter defined). For purposes of this Article 39 the term “Current Market Rent” shall be the then rental rate for comparable space in Chesterbrook Corporate Center® and in Comparable Buildings, inclusive of tenant improvement allowances, concessions, current base years and the like, provided, however, notwithstanding anything contained in this Article 39 to the contrary, in no event shall the Fixed Rent during the Renewal Term be less than the Fixed Rent in effect during the final lease year of the initial Term. Landlord and Tenant shall endeavor in good faith to mutually agree upon the Current Market Rate within thirty (30) days after Landlord’s receipt of the Renewal Notice. If Landlord and Tenant are unable to agree upon the Current Market Rate within such thirty (30) day period, Tenant may withdraw it Renewal Notice in which event the Term shall expire on the Expiration Date and the terms and conditions of this Article 39 shall be null and void and of no further force and effect. In the event that Tenant does not withdraw its Renewal Notice Tenant shall be deemed to have agreed to Landlord’s proposed Current Market Rent.

40. Lease Guaranty.

As consideration for Landlord’s agreement to enter into this Lease concurrently with Tenant’s execution of this Lease Tenant’s affiliate YM Biosciences, Inc. a Nova Scotia corporation (“Guarantor”) is entering into a Lease Guaranty in favor of Landlord in the form attached hereto as Exhibit “H”.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year aforesaid.

LANDLORD:		TENANT:
CHESTERBROOK PARTNERS, LP a Delaware limited partnership		YM BIOSCIENCES USA, INC., a Delaware corporation

By:	Tredyffrin GP, LLC,	By:	/s/ Gail Schulze
	a Delaware limited liability company,	Name:	Gail Schulze
	its general partner	Its:	President & CEO

By:	/s/ Joseph S. Grubb, Jr.
Joseph S. Grubb, Jr.
Vice President

WAIVER OF PRIOR HEARING CERTIFICATION

The undersigned acknowledges that the above Lease authorizes and empowers Landlord, without prior notice or a prior hearing, to cause the entry of judgments against the undersigned for possession of the leased premises and immediately thereafter, without prior notice or a prior hearing, to exercise post-judgment enforcement and execution remedies.

The undersigned acknowledges that the undersigned has agreed to waive the undersigned’s rights to prior notice and a hearing under the Constitution of the United States, the Constitution of the Commonwealth of Pennsylvania and all other applicable state and federal laws, in connection with Landlord’s ability to cause the entry of judgment against the undersigned and immediately thereafter exercise Landlord’s post-judgment enforcement and execution remedies (which may include, removal of the undersigned from the leased premises by law enforcement officers). The undersigned’s counsel has reviewed the legal impact of this waiver with the undersigned, and the undersigned acknowledges that the undersigned has freely waived such rights.

YM BIOSCIENCES USA, INC., a Delaware corporation

By:	/s/ Gail Schulze
Name:	Gail Schulze
Title:	CEO & President

Dated: July 25, 2006

EXHIBIT "A"

220
ELEC
WOMENS
JAN
200
MENS
OPEN
ELEC

701 Lee Rd

Floor 2

Pitcairn Properties

Prepared by PlanData Systems Corp
June 1, 2006

855 Chesterbrook Blvd, Suite 120, Chesterbrook, PA 19087-5615

0 5 10 20 30 40 50

EXHIBIT “B”

DESCRIPTION OF THE LAND

701 LEE ROAD - METES AND BOUNDS

Tredyffrin Township, Chester County, PA

ALL THAT CERTAIN lot or parcel of ground, situate in the Township of Tredyffrin, County of Chester and Commonwealth of Pennsylvania, bounded and described according to an ALTA/ACSM Land Title Survey prepared for Dean Wider Realty, Inc. by Chester Valley Engineers, Inc. dated December 1, 1997, last revised 3/18/98, as follows, to wit:

BEGINNING at the Southwest corner thereof at the point of intersection of the Easterly right of way line of Chesterbrook Boulevard and the arc connecting the Northerly right of way line of Lee Road; thence extending along the easterly right of way line of Chesterbrook Boulevard the two following courses and distances to wit: (1) North 45 degrees 33 minutes 00 seconds East, 95.00 feet to a point of curve; thence (2) in a Northerly direction along a curved line curving to the left having a radius of 795 feet for an arc distance of 344.63 feet to a point of reverse curve; thence leaving Chesterbrook Boulevard and extending along Parcel 5-2, the three following courses to wit: (1) in a Northeasterly direction along a curved line curving to the right, having a radius of 25 feet for an arc distance of 37.59 feet to a point of tangent; thence (2) South 73 degrees 08 minutes 00 seconds East, 71.15 feet to a point; thence (3) North 86 degrees 16 minutes 42 seconds East, 287.34 feet to a point, a corner of Parcel 6-2; thence extending along Parcel 6-2, South 19 degrees 18 minutes 30 seconds East, 552.00 feet to a point set in the Northerly right of way line of Lee Road; thence extending along the Northerly right of way line of Lee Road the four following courses and distances to wit: (1) South 70 degrees 41 minutes 30 seconds West, 321.39 feet to a point of curve; thence (2) in a Northwesterly direction along a curved line curving to the right having a radius of 370 feet for an arc distance of 418.83 feet to a point of tangent; thence (3) North 44 degrees 27 minutes 00 seconds West, 190.26 feet to a point of curve; thence (4) along the arc of a circle connecting the Northeasterly right of way line of Lee Road with the Easterly right of way line of Chesterbrook Boulevard, in a Northwesterly direction along a curved line curving to the right, having a radius of 25.00 feet for an arc distance 39.27 feet to the first mentioned point and place of beginning.

TOGETHER with rights, if any, contained in a Deed recorded at Book F-65, Page 277.

PARCEL #43-5-26.31.

BEING known as 701 Lee Road.

EXHIBIT “C”

MEMORANDUM OF COMMENCEMENT DATE

THIS MEMORANDUM OF COMMENCEMENT DATE made this _____ day of ________________, 200___.

CHESTERBROOK PARTNERS, LP (“Landlord”) and YM BIOSCIENCES USA, INC. (“Tenant”) are parties to a certain Agreement of Lease (“Lease”) dated July_, 2006 with respect to premises identified as Suites 200 and 220 at 701 Lee Road, Chesterbrook Corporate Center®, Wayne, PA 19087.

Pursuant of the Lease, Landlord and Tenant do hereby confirm that the Term of the Lease commenced ____________, 200_ and, subject to such rights of renewal or extension, if any, as are expressly provided therein, shall expire ______________________.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum the day and year first above written.

LANDLORD:		TENANT:
CHESTERBROOK PARTNERS, LP a Delaware limited partnership		YM BIOSCIENCES USA, INC., a Delaware corporation

By:	Tredyffrin GP, LLC,	By:
	a Delaware limited liability company,	Name:
	its general partner	Its:

By:
Joseph S. Grubb, Jr.
Vice President

EXHIBIT “D”

TENANT CONSTRUCTION PLANS

C:\Drawings\Pitcairn Properties\Chesterbrook\701 Lee Road\2nd floor YM Biosciences -former Eximas\YM Biosciences 2nd Floor

PHASE TWO
PHASE ONE

FLOOR PLAN
SCALE: 1/8" = 1'-0"

CODE ANALYSIS

GENERAL NOTES

NOTES TO BIDDERS

PARTITION LEGEND

DOOR SCHEDULE

TYPE	SIZE	DOOR MAT	DOOR FIN	FRAME MAT	FRAME FIN	HDWE SET	REMARKS
A	[illegible]	SOLID CORE WOOD	STAIN	H.M.	PAINT	1	[illegible]
B	[illegible]	SOLID CORE WOOD	STAIN	H.M.	PAINT	2	[illegible]
C	[illegible]	SOLID CORE WOOD	STAIN	H.M.	PAINT	4	[illegible]
D	[illegible]	SOLID CORE WOOD	STAIN	H.M.	PAINT	3	[illegible]

HARDWARE SCHEDULE

KEY PLAN

PHASE TWO
PHASE ONE

POLEK SCHWARTZ
ARCHITECTS
1160 West Swedesford Road Suite 330 Berwyn, PA 19312

YM BIOSCIENCES
701 LEE ROAD - SECOND FLOOR
WAYNE, PA 19087

DATE: JULY 7, 2006
SCALE: 1/8" = 1'-0"
PROJECT NO.: 26.650.75
DRAWN BY: A.F./S.M.E.F.

REVISIONS

DRAWING TITLE: ARCHITECTURAL FLOOR PLAN

A-1

O:\Drawings\Pitcairn Properties\Chesterbrook\701 Lee Road\2nd floor YM Biosciences -former Eximas\YM Biosciences 2nd Floor

7
8
PHASE TWO
PHASE ONE

1 A-2 REFLECTED CEILING PLAN
SCALE: 1/8" = 1'-0"

REFLECTED CEILING LEGEND

SYMBOL	DESCRIPTION

REFLECTED CEILING NOTES

2 A-2 LUNCH ROOM ELEVATION
SCALE: 1/4" = 1'-0"
3 A-2 ADA SINK DETAIL
SCALE: 1/4" = 1'-0"
4 A-2 COPY/FAX MILLWORK ELEVATION
SCALE: 1/4" = 1'-0"
5 A-2 COFFEE ELEVATION
SCALE: 1/4" = 1'-0"

POLEK SCHWARTZ
ARCHITECTS
1160 West Swedesford Road Suite 330 Berwyn, PA 19312
(610) 889-9090 Fax (610) 889-5335

DRAWING TITLE
REFLECTED CEILING PLAN

A-2

YM BIOSCIENCES
701 LEE ROAD - SECOND FLOOR
WAYNE, PA 19087

DATE: JULY 7,2006
SCALE: 1/8" = 1'-0"
PROJECT NO.: 28.650.75
DRAWN BY: A.F.S./M.E.F.

REVISIONS

NO.	DATE	DESCRIPTION
	7/7/06	ISSUE FOR CLIENT APPROVAL

C:\Drawings\Pitcairn Properties\Chesterbrook\701 Lee Road\2nd floor YM Biosciences -former Eximas\YM Biosciences 2nd Floor

PHASE TWO
PHASE ONE
SHADE INDICATES NO WORK AREA.
OFFICE
CONFERENCE
OPEN WORK
CORR.

1 / A-3 ELECTRICAL/FINISH PLAN
SCALE: 1/8" = 1'-0"

ELECTRICAL NOTES

1. ALL WORK (NEW & EXISTING) SHALL BE DONE IN COMPLETE COMPLIANCE WITH ALL STATE, FEDERAL & LOCAL CODES INCLUDING ADA.
2. ALL CONSTRUCTION DETAILS & WORK SHALL BE DONE IN COMPLIANCE BUILDING STANDARD SPECIFICATIONS. CONTRACTOR SHALL FOLLOW ALL BUILDING RULES & REGULATIONS.
3. TENANT SHALL BE RESPONSIBLE TO SUPPLY & INSTALL ALL TELEPHONE / DATA RECEPTACLES & CABLING AS WELL AS ALL PERMITS & FEES.
4. TENANT IS RESPONSIBLE FOR ALL SECURITY WORK REQUIRED.
5. CONTRACTOR SHALL PROVIDE BUILDING OWNER ARCHITECTURAL & ELECTRICAL AS BUILT DRAWINGS, SHOWING CIRCUITING & ELECTRICAL PANEL SCHEDULES, ETC.
6. REMOVE ALL ABANDONED ELECTRICAL & DATA WIRING, FIXTURES, JACKS, ETC. AS REQUIRED THROUGHOUT ENTIRE SUITE. VERIFY OPERATION OF ALL EXISTING ELECTRICAL RECEPTACLES. REPAIR AND / OR REPLACE AS REQUIRED TO PROVIDE [illegible] OPERATION.

ELECTRICAL LEGEND

SYMBOL	DESCRIPTION
[symbol]	PROVIDE NEW DUPLEX ELECTRICAL RECEPTACLE.
[symbol]	PROVIDE DUPLEX ELECTRICAL RECEPTACLE ON A 20 AMP DEDICATED 120 VOLT CIRCUIT, MOUNT AT 18" AFF.
[symbol]	NEW GROUND FAULT INTERRUPT ELECTRICAL RECEPTACLE AT MOUNTING HEIGHT INDICATED ON PLAN.
[symbol]	INDICATES TENANT SUPPLIED (1) TWO COMPARTMENT FURNITURE POWER POLES. ELECTRICAL CONTRACTOR TO PROVIDE 8 WIRE, 3 CIRCUIT ELECTRICAL POWER FEED FOR CONNECTION TO TENANT FURNITURE. ALL FINAL CONNECTIONS BY ELECTRICAL CONTRACTOR. ELECTRICAL CONTRACTOR TO SITE VERIFY TENANT FURNITURE ELECTRICAL REQUIREMENTS PRIOR TO [illegible]
[symbol]	PROVIDE WALL MOUNTED 8 WIRE, 3 CIRCUIT FURNITURE ELECTRICAL POWER FEED. ELECTRICAL CONTRACTOR TO MAKE ALL FINAL CONNECTIONS.
[symbol]	PROVIDE SPECIAL EQUIPMENT ELECTRICAL OUTLET. SEE PLAN NOTES.
▼	EXISTING DATA/TELE COMMUNICATION OUTLET. TENANT TO SPECIFY REUSE OF EXISTING LOCATIONS PRIOR TO WORK COMMENCING. ALL TENANT SPECIFIED UNITS FOR REMOVAL, G.C. TO REMOVE & PATCH OPENING PRIOR TO FINISH APPLICATIONS.

FINISHES

FLOOR COVERINGS:
CARPET: ALL CARPET INSTALLATION IS TO BE DIRECT GLUE DOWN METHOD.
CPT-1:
AS MANUFACTURED BY: T.B.D.
SERIES: T.B.D.
COLOR: T.B.D.

V.C.T.: INSTALL VINYL COMPOSITION TILE AT SERVER ROOM [illegible], LUNCH ROOM [illegible], COPY/FAX RM. [illegible], COFFEE [illegible], MAIL ROOM. PROVIDE REDUCING STRIP, COLOR TO MATCH VINYL BASE COLOR, WHERE TILE MEETS CARPET.
VCT-1:
AS MANUFACTURED BY: ARMSTRONG
SERIES: IMPERIAL TEXTURE
COLOR: T.B.D.

BASE:
V.C.B.: INSTALL 4" VINYL COVE BASE.
VB-1:
AS MANUFACTURED BY: T.B.D.
COLOR: T.B.D.

FINISHES

WALL FINISHES:
PAINT: ALL WALLS THROUGHOUT SHALL RECEIVE (1) ONE PRIMER COAT & (2) TWO FINISH COATS OF FLAT LATEX PAINT.
PT-1:
AS MANUFACTURED BY: T.B.D.
COLOR: T.B.D.

HOLLOW METAL DOOR FRAMES:
PAINT: ALL H.M. DOOR FRAMES THROUGHOUT SHALL RECEIVE (1) ONE PRIMER COAT & (2) TWO FINISH COATS OF SEMI-GLOSS ENAMEL PAINT.
AS MANUFACTURED BY: T.B.D.
COLOR: T.B.D.

DOORS:
STAIN: ALL SOLID CORE, OAK WOOD VENEER DOORS THROUGHOUT SHALL RECEIVE (1) COATS STAIN & (2) TWO FINISH COATS OF CLEAR SEMI-GLOSS POLYURETHANE SEALER.
AS MANUFACTURED BY: MINWAX
COLOR: T.B.D. *STAIN TO MATCH TENANT FURNITURE

PLASTIC LAMINATE:
AS MANUFACTURED BY: T.B.D.
SERIES: T.B.D.
COLOR: T.B.D.

DATE: JULY 06, 2006	REVISIONS		
SCALE: 1/8" = 1'-0"	NO.	DATE	DESCRIPTION
PROJECT NO.: 02.050.75	[illegible]		ISSUE FOR CLIENT
DRAWN BY: A.F.S./M.E.F.			APPROVAL

YM BIOSCIENCES
701 LEE ROAD - SECOND FLOOR
WAYNE, PA 19087

POLEK SCHWARTZ
A R C H I T E C T S
1150 West Swedesford Road Suite 330 Berwyn, PA 19312
(610) 889-9090 Fax (610) 889-9335

DRAWING TITLE
ELECTRICAL FLOOR PLAN

A-3

Pitcairn Properties

Facsimile Transmittal Sheet

Date:	July 17, 2006
To:	Jim Perri, Widener (via email)
John McLucas, McLucas Bros. (via email)
Copies To:	Kevin McShea, McShea Realty (via email)
Jim Updike, YM BioSciences (via email)
Al Schwartz, PSA (via email)
Denise Marchese (via email)
Ray Fazzolari (via email)
From:	Amanda Matthews	Direct Phone: 215-690-3048
Pages:	1 (includes cover sheet)	Direct Fax: 215-690-3148

RE: YM BIOSCIENCES T.I. ADDENDUM #1

Please note the following drawing revisions when completing your proposal for the above referenced project:

1.	Dwg A-1, Reception Area 200: Add blocking in the wall between the Reception Area and the Conference Room for Tenant supplied and installed signage.
2.	Dwg A-3, Sewer Room 221: Revise three new standard duplex outlets to standard quad outlets.
3.
Dwg A-1: Revise the hardware on doors 203, 204, 205, 206, 207, 209, 210, 211 and 216 from passage sets to locksets. Note that doors 221 and 228 should be keyed alike, but differently that the office locks. All locksets in the suite should be keyed to the suite master, floor master and building master.

4.	Dwg A-2, Conference Room 201: The downlights must be dimmable. GC to confirm. If existing fixtures are not dimmable, then they must be replaced with dimmable dowulights.
5.	Dwg A-3, Meeting Room 214: Add one standard duplex outlet on the wall opposite the existing electrical outlet shown.
6.	Dwg A-3, Mail/Copy Room 220/220A: Along the long wall, switch the locations of the standard and dedicated duplex outlets.
7.	Dwg A-2, Elevation 2: GC to furnish and install all appliances in the Lunch Room. Appliances include the under counter dishwasher, icemaker and 22 cubic foot refrigerator.
8.	Dwg A-3, Finish Schedule: Vinyl base to be provided at VCT locations only. Carpet base to be provided at all carpet locations.

If you have any questions, please feel free to contact me.

Thank you,

165 Township Line Road, Suite 1500, Jenkintown, PA 19046-3599. Main 215-690-3000

EXHIBIT “E”

STANDARD TURN-KEY TENANT WORK

Landlord shall make the improvements to the Premises shown on the drawings known as Polek Schwartz Plan Nos. A-1, A-2 and A-3 each dated July 10, 2006 and Addendum No. 1 dated July 17, 2006 issued by PPI, attached hereto as Exhibit “D” and sometimes described in this Lease as the Tenant Construction Plans.

A. GENERAL CONSTRUCTION

The description and details in this section are to be used in conjunction with the Tenant Construction Plans for the Tenant’s interior construction project in the Township of Tredyffrin. However, in the event of an inconsistency between the tents of this Exhibit “E” and the Tenant Construction Plans, the Tenant Construction Plans shall control. Landlord shall furnish at no additional cost to Tenant the following standards of construction:

1. General Conditions: Landlord’s contractor shall apply for and pay for all permits, including demolition, building, mechanical, electrical, plumbing, fire protection and all other permits, inspections and certificates required by governing Codes and authorities in connection with the construction of the space.

2. Demolition: Work shall include the demolition and removal of all items extraneous to the new use (including partitions, ceilings and finishes) except where specifically noted to be retained. All surfaces shall be prepared to receive new finishes.

3. Space Preparation: Repair all existing walls and ceiling if damaged by demolition or other construction work and prepare same to receive specified finish.

Close, fill or stop openings in floors, ceilings or other rated assemblies. Prepare retained units for reuse to like-new and operational condition and preserve during construction operations, including blinds (to be in good working order and condition), windows and window mullions.

4. Architectural Woodwork: All items such as desks shown on plan shall be assumed to be furniture by the Tenant except as otherwise specifically indicated on the plan or noted below.

Rod and shelf unit – Provide rod and shelf at coat closets indicated in plan. Rod shall be standard chrome type with intermediate supports as required; shelf shall be 12” deep with a painted finish and continuous ledgers painted to match wall color.

Telephone backer board – Provide a 48”x48” fire-treated plywood backer board painted to match wall. Location to be determined by Tenant.

Pantry unit – As provided in Exhibit “D”. The Landlord shall supply appliances as shown on the Tenant Construction Plans (e.g., refrigerator, icemaker, microwave oven).

5. Doors and Frames: Within Tenant space shall be provided and located as per Exhibit “D” above. Existing doors and frames shall be stain-grade to match existing Tenant furniture (per Tenant Construction Plans) and may be reused where practicable to maintain like-new appearance and where existing units otherwise comply with specifications. Hardware shall be first quality heavy-duty commercial grade. Sets shall be complete including stops and silencers. Stops shall be wall-mounted where practical to avoid trip hazards, otherwise floor- mounted.

Key all locks to building master key system and provide a reasonable number of copies of all keys to Tenant.

The Premises, including without limitation, all openings, doors and hardware, shall comply with ADA Design Guidelines as well as codes and authorities having jurisdiction over the project.

Doors shall be finished to match building standard in either stained premium natural finish wood veneer or solid core paint grade birch.

6. Partitions: Within Tenant space shall be as per Exhibit “D” referenced above.

Between tenants and between Tenant and corridor(s) – 3 3/8” 25-gauge steel studs @ 16” o.c. Provide 3” glass fiber sound attenuation blanket insulation; single layer Type X 5/8” gypsum wallboard each side, taped and spackled; floor to underside structure above. (1 hour rating)

All other locations unless otherwise noted – 2 ½” 25-gauge steel studs @ 16” o.c.; single layer 5/8” gypsum wallboard each side, taped and spackled; floor to underside of ceiling grid with Z -strip.

In conference room walls as shown on Exhibit “D”, provide sound dampened partitions- 2 ½” 25-gauge steel studs @ 16” o.c.; single layer 5/8” gypsum wallboard each side, taped and spackled; floor to underside of ceiling grid with Z-strip. Walls to be insulated with glass fiber sound attenuation blanket. Provide sound attenuation blanket in ceiling 24” each side of partition.

7. Acoustical Ceilings: Acoustic tile ceilings typical throughout. Reuse existing tile and grid where practicable to provide like-new appearance only. Replace damaged tile and grid throughout. Ceiling tile to be Armstrong 2’x4’ lay-in acoustic tile in white, or approved equal.

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8. Tile and Base: Provide resilient tile in locations as indicated by Exhibit “D”.

9. Carpet: Provide carpet of the quality outlined on the Tenant Construction Plans throughout space except in spaces noted otherwise. Carpet shall be direct glue-down application with sealed seams.

10. Painting: Typical wall finish throughout unless otherwise noted.

Paint at GWB (Gypsum wallboard) – MAB “Rich-Lux Lustre Lite Latex” (acrylic latex base) selected by Tenant from selections provided by Landlord, or approved equal.

Paint at wood and metal (including doors, frames and trim): MAB “Rich-Lux Low Lustre Latex Enamel” (alkyd base), or approved equal.

B. ELECTRICAL CONSTRUCTION

Existing wiring and electrical fixtures may be reused where practicable to maintain like-new appearance and where existing units otherwise comply with specifications.

1. Wiring: Facilities sufficient for 2 watts per sq. ft. of rentable area connected load at 110 - 120 V single phase for general use and facilities sufficient for 3 watts per square foot of rentable area connected load at 277/480 V, 3 phase 4 wire for fluorescent lighting. All wiring above ceilings, including CRT wiring, must be either plenum rated or run in conduit.

2. Lighting: Furnish and install 2’ x 4’ recessed fluorescent units containing four 35 watt rapid start lamps with framed 1 1/2” x 1 1/2” parabolic lens as shown on the Tenant Construction Plans. Cost of lamps and ballasts beyond initial installation shall be included in Annual Operating Costs.

3. Electrical Outlets and Switches: Furnish and install outlets and switches as per Exhibit “D”.

4. Telephone/Data Communications: Tenant (or its contractor) shall complete Telephone, Data and Communications cabling and equipment.

Tenant shall make arrangements with and pay for installation to the Telephone or Data Company for its required installation within the demised premises and will cause all such work to be performed at a time compatible with Landlord’s work. At the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all telephone and data cabling and equipment and shall repair all damage to the Premises caused by the installation or removal of these items.

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5. Emergency Lighting and Systems: Landlord will provide all emergency and fire related lighting and equipment in accordance with all state and local codes.

C. HEATING. VENTILATING AND AIR-CONDITIONING

Furnish, install and maintain throughout the Term a complete year-round heating, ventilating, and air conditioning system to provide interior conditions to 78 degrees F. dry bulb and 50% relative humidity when outside conditions are 93 degrees F. dry bulb and 75 degrees F. wet bulb, and 68 degrees F. inside when outside temperatures are 10 degrees F., provided that in any given room or area of Tenant’s demised premises, the occupancy does not exceed one person for each 150 square feet, and total electric load does not exceed 5 watts per sq. ft. for all purposes, including lighting and power, exclusive of HVAC. The air conditioning system will include a reasonable amount of ductwork and shall provide not less than .13 cubic feet of fresh air per minute per square foot of rentable floor area.

D. SCHEDULE OF DELIVERY OF TENANT’S DRAWINGS

1. Tenant has furnished the following information to Landlord’s architect, for incorporation into the Tenant Construction Plans, the following complete descriptive information on or before the dates listed below:

a.	The location and extent of floor loading and floor opening in excess of building standard.

b.	Any special air-conditioning needs by location and general description of need.

c.	Location and description of special plumbing requirements.

d.	Any structural installations

e.	Location of electrical outlets on new partition walls.

f.	Finish Schedule to include paint, floor coverings and cove base selections.

2. Filing of Plans: Landlord shall without delay file all necessary plans and obtain all necessary approvals and permits in connection with finish work.

3. Substitutions: All finish work shall require the installation of new materials at least comparable to the quality installed in the Building.

Tenant may substitute material, equipment, and fixtures for those specified for basic construction with written consent of Landlord, which consent shall not be unreasonably withheld or denied. Tenant shall pay Landlord the cost to Landlord for such substitute items which is in excess of such items included in basic construction. The cost to Tenant for such substitution shall be Landlord’s cost for the substitute item plus 5% of Landlord’s cost for Landlord’s expenses and profit in the handling of the substitution. Tenant may also request Landlord to omit the installations of any item not therefore installed and, provided such omission shall not delay Landlord’s work, Landlord shall not be obligated to install the same. Tenant shall not be entitled to any credit for any such item omitted against any additional item or any item of a different kind of character.

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F. WORK PERFORMED BY TENANT PRIOR TO COMMENCEMENT QF LEASE

Landlord may elect to permit Tenant and its agents to enter the demised premises prior to the date specified for the commencement of the term of said Lease in order that Tenant may perform through its own contractors such other work and decorations as Tenant may desire at the same time that Landlord’s contractors are working in the space. The foregoing approval to enter prior to commencement of the term, however, is conditioned upon Tenant’s workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord’s mechanics or contractors or by any other Tenant or their contractors and compliance with the terms of the Lease. If at any time, such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant and further provided that Workmen’s Compensation and Public Liability Insurance and Property Damage Insurance, with Hold Harmless provision, all in amounts and with companies and on forms satisfactory to us, shall be provided and at all times maintained by Tenant’s contractors engaged in the performance of the work, and before proceeding with work, certificates of such insurance shall be furnished to Landlord.

Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the said Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s decorations or installations so made prior to the commencement of the term of the Lease, the same being solely at Tenant’s risk.

The provisions of this Exhibit “E” are specifically subject to the provisions of the Lease.

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EXHIBIT “F”

CLEANING SPECIFICATIONS

General cleaning: five nights per week, Monday through Friday.

DAILY:

1.	Empty waste receptacles and remove to designated area for pick up.
2.	Empty, wipe clean all ash trays. Where sand urns are used, empty all debris, smooth sand and replace when needed.
3.	Dust and/or damp wipe clean the following:

Desk
Doors
Chairs
Pushplates
Window sills
Tables and Lamps
Picture and Frames
File and Storage Cabinets
Counter, ledges, shelves & ventilation louvers under six feet

4.	Spot vacuum all areas as needed.

5.	Special attention will be given to the Executive areas and Conference rooms.

6.	Wash, clean and disinfect all water fountains and/or coolers.

7.	Wash front door glass, as well as the adjacent architectural metal trim, to remove fingerprints, smudges, etc. caused during the day.

8.	Special attention will be given to the lobby, reception and other public areas. All furniture will be hand wiped and carpets thoroughly vacuumed.

9.	Sweep all resilient tile floor coverings with chemically-treated dry mop. Spot mop to remove soilage.

10.
Extinguish all interior lights unless otherwise notified. Night and safety lights will be operated as instructed. All doors will be locked and secured and any doors that are not functioning will be reported by the night supervisor.

11.	Lavatories:

a.	Sweep and wet mop floors

b.	Polish all mirrors, bright work and enameled surfaces

c.	Wash and disinfect all basins, bowls and urinals

d.	Hand dust and clean all partitions, tops of tile ledges, all towel, paper and sanitary napkin dispensers.

e.	Refill all toilet tissue, soap, sanitary napkin and towel dispensers (towels, tissues, napkins, hand soap, etc. to be supplied by Landlord).

WEEKLY:

1.	Spot clean doors, glass partitions and electric switch plates. Glass doors will be washed.

2.	High dust all horizontal surfaces above the reach of the average person (such as door frames, partitions, ledges, etc.)

3.	All carpeted areas will be thoroughly vacuumed.

4.	Remove fingerprints and scuff marks from all vertical surfaces within the reach of the average person.

5.	Sweep or vacuum stairs, spot mop when required; dust handrails and riser. Polish trim where required.

MONTHLY:

1.	Spray buff all resilient tile floors.

QUARTERLY:

1.	Dust venetian blinds.

SEMI-ANNUALLY:

1.	Wash windows inside and outside.

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EXHIBIT “G”

RULES AND REGULATIONS

1. The walkways, roadways, driveways, entrances, lobbies, passages, and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than ingress and egress from and to the Building and Tenant’s offices. The parking areas shall be used only for the parking of automobiles of Tenant, its agents, employees and invitees while actually present in the Premises. Landlord shall in all cases retain the right to control or prevent access to all of the aforesaid areas of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace, character, or reputation of the Building, the property located therein or of any of the tenants.

2. The toilet rooms, water closets, sinks, faucets, plumbing or other service apparatus of any kind shall not be used by Tenant for any purposes other than those of which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Tenant or left by Tenant in the lobbies, passages, elevators or stairways. Nothing shall be thrown by Tenant or Tenant’s employees nor be allowed by them to drop out of the windows or doors, or down the passages of the Building.

3. Nothing shall be placed by Tenant on the outside of the Building or on its exterior window sills or projections. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and no window shades, blinds, curtains, screens, storm windows, awnings or other materials shall be installed or placed on any of the windows or in any of the window spaces, except as approved in writing by Landlord.

4. No sign, lettering, insignia, advertisement, notice shall be inscribed, painted, installed or placed on any windows or in any window spaces or any other part of the outside or inside of the Building, other than as shown on the Tenant Construction Plans, unless first approved in writing by Landlord. Names on or beside suite entrance doors shall be provided for Tenant by Landlord and not otherwise, and at Tenant’s expense; in all instances, such names shall be of design and form first approved by Landlord.

5. Tenant shall not place additional locks upon any doors. The janitor and the manager of the Building may at all times keep a pass key, and he and other agents of the Landlord shall at all times be allowed admittance to the leased Premises for purposes permitted in Tenant’s lease. Upon surrendering possession of the Premises at the termination of this Lease, Tenant shall deliver to Landlord all keys for the Premises.

6. The delivery of towels, ice, water, food, beverages, newspapers and other supplies will be permitted only under the direction, control and supervision of Landlord. No bicycles or similar vehicles will be allowed in the Building.

7. Tenant shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be obstructed or interfered with, or other tenants will in any other way be injured or annoyed, or whereby the Building will be damaged. Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the reasonable judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a first-class office building. Tenant shall not use or keep or permit to be used or kept in the Building any matter having an offensive odor, nor any ether, naphtha, phosphorous, benzole, kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. Tenant shall neither bring, keep or use in the Building any chemical reagent except as the same may be components of commercial products normally used or consumed by occupants of office buildings. No birds, fish or other animals shall be brought into or kept in or about the Premises.

8. In order that the Premises may be kept in a good state of preservation and cleanliness, Tenant shall during the continuance of its possession permit Landlord’s employees and contractors and no one else to clean the Premises. Unless arising from its gross negligence or willful misconduct, Landlord shall be in no way responsible to Tenant for any damage done to furniture or other effects of Tenant or others by any of Landlord’s employees, or any other person, or for any loss of Tenant’s employees, or for any loss of property of any kind in or from the Premises, however occurring. Tenant shall see each day that the windows are closed, lights are turned off, and the doors securely locked before leaving the Premises.

9. If Tenant desires to introduce signaling, telegraphic, telephonic, protective alarm or other wires, cables, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed; no installation, boring or cutting shall be permitted except as provided in this Lease. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or Premises and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires and cables installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere required by Landlord, with the number of the office to which said wires and cables lead, and the purpose for which the wires and cables respectively are used, together with the name of the concern, if any, operating same.

10. A directory on a bulletin board on the ground floor shall be provided by Landlord, on which the name of Tenant may be placed at Landlord’s expense.

11. No furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building. Landlord shall in all cases have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises. The cost of repairing any damage to the Building caused by taking in or out furniture, safes or any articles or any damage caused while the same shall be in the Premises, shall be paid by Tenant.

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12. Without Landlord’s written consent except in accordance with this Lease, nothing shall be fastened to, nor shall holes be drilled or nails or screws driven into walls or partitions; nor shall walls or partitions be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business machines as are used in a modern office (and whose electric requirements do not in the aggregate exceed the electrical capacity of the Premises set forth in Exhibit “E”) be allowed in the Premises; nor shall Tenant use any other method of heating, ventilating, air conditioning or air cooling than that provided by Landlord. Telephones, switchboards and telephone wiring and equipment shall be placed only where designated by Landlord. No mechanics shall be allowed to work in or about the Building other than those employed by Landlord without the written consent of Landlord first having been obtained, which consent shall not be reasonably withheld.

13. Landlord shall, in no case, be liable or responsible for the admission or exclusion of any person to or from the Building or access to the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, Landlord reserves the right to bar or limit access to the Building for the safety of occupants or protection of property.

14. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other uniformly applied rules or regulations as, in Landlord’s judgment, may from time to time be needful for the safety, care, maintenance, operation and cleanliness of the Building as a first class office building, or for the preservation of good order therein. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper use and enjoyment of the Premises by Tenant under the Lease.

15. The use of rooms as sleeping quarters is prohibited at all times.

16. Tenant shall keep the windows and doors of the Premises, including those openings on corridors and all doors between rooms or spaces entitled to receive heating, ventilating or air conditioning service and rooms and spaces not entitled to receive such service, closed during the respective times that the heating, ventilating or air conditioning system is operating, in order to conserve the service and effectiveness of the heating, ventilating or air conditioning system as the case may be. Tenant shall comply with all reasonable rules and regulations from time to time promulgated by Landlord to conserve such services.

17. Landlord reserves the right to require that the Premises or any portion thereof shall not be used by Tenant or others for an employment agency, or for securing employees other than those to be employed on the Premises, or for the payment of salaries or wages to employees or persons who are not actually employed in the Building, nor for any other purpose except that specified in this Lease.

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18. Subject to the terms of this Lease, Landlord shall have the right to enter the Premises to put a “To Let” or similar notice upon the outside of the Building, which notice shall not be removed or obliterated by the Tenant, during the six months previous to the expiration of the then current Term of this Lease, and any such entering shall not be treated as a deprivation of Tenant’s use of the Premises or work an eviction of Tenant or a recession of this Lease.

19. No smoking of any kind shall be permitted on the Property except in the Premises or within enclosed automobiles or similar vehicles.

20. Tenant shall not be permitted to install a “Wi-Fi” or other communication system which in any way extends beyond the Premises or affects any communication system utilized by Landlord or other tenants.

21. These rules and regulations are not intended to give Tenant any rights or claims in the event the Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

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EXHIBIT “H”

LEASE GUARANTY

In consideration of and as an inducement for the granting, execution and delivery of that certain lease (hereinafter called the “Lease”), dated July      , 2006, between CHESTERBROOK PARTNERS, LP, a Delaware limited partnership, the Landlord therein named (hereinafter called “Landlord”), to YM BIOSCIENCES USA, INC., a Delaware corporation, the Tenant therein named (hereinafter called “Tenant”), and in further consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Landlord to the undersigned, the undersigned (hereinafter called “Guarantor”), hereby guarantees to Landlord the full and prompt payment of all rent and additional rent and any and all other sums and charges (including, without limitation, interest and late charges) payable by Tenant, its successors and assigns, under the Lease, and the full, faithful and prompt performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant, its successors and assigns; and Guarantor does hereby become surety to Landlord for and with respect to all of the aforesaid obligations of Tenant under the Lease.

Guarantor hereby covenants and agrees to and with Landlord that, if default shall at any time be made by Tenant, its successors or assigns, in the payment of any such rent or other sums or charges payable by Tenant under the Lease or in the performance of any of the covenants, terms, conditions or agreements contained in the Lease, Guarantor will forthwith pay such rent or other sums or charges to Landlord, and any arrears thereof, and will forthwith faithfully perform and fulfill all of such covenants, terms, conditions and agreements, and will forthwith pay to Landlord all damages and all costs and expenses that may arise as a consequence of any default by Tenant, its successors or assigns, under the Lease (including, without limitation, all court costs, attorneys’ fees and fees of other consultants incurred by Landlord or caused by any such default and/or by or in the enforcement of this Guaranty). Guarantor hereby represents and warrants to Landlord that it is an affiliate of Tenant and as such has materially benefited from Landlord’s making of the Lease with Tenant.

This Guaranty is an absolute and unconditional guaranty of payment and of performance and is a surety agreement. Guarantor’s liability hereunder is direct and may be enforced without Landlord being required to resort to any other right, remedy or security and this Guaranty shall be enforceable against Guarantor, without the necessity for any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant, its successors and assigns, and without the necessity of any notice of non-payment, non-performance or non-observance or the continuance of any such default or of any notice of acceptance of this Guaranty or of Landlord’s intention to act in reliance hereon or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or Tenant’s successors or assigns, any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease.

This Guaranty shall be a continuing guaranty and (whether or not Guarantor shall have notice or knowledge of any of the following) the liability and obligations of Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by (a) any amendment or modification of, or supplement to, or extension or renewal of, the Lease or any assignment or transfer thereof or sublease thereunder, in whole or in part (except as may be expressly provided in the Lease); (b) any exercise or non-exercise of any right, power, remedy or privilege under or in respect of the Lease or this Guaranty or any waiver, consent or approval by Landlord with respect to any of the covenants, terms, conditions or agreements contained in the Lease or any indulgences, forbearances, or extensions of time for performance or observance allowed to Tenant from time to time and for any length of time; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to Tenant, or any of its successors and assigns, or its or their properties or creditors or any discharge of the obligations of Tenant or any of its successors and assigns in any such proceeding; (d) any limitation on the liability or obligations of Tenant under the Lease or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code or any other statute or from the decision of any court; or (e) any transfer by Tenant or any assignment of its interest under the Lease.

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Notwithstanding anything herein to the contrary, Landlord shall have full authority to settle or compromise differences with Tenant, its successors or assigns, and to make arrangements for settlements of Tenant’s obligations in or out of court in the case of any bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to Tenant, or any of its successors or assigns, and to do anything, whether or not herein specified, which may be done or waived by and between Landlord and Tenant or any successor or assign of Tenant without the consent of Guarantor.

This Guaranty shall not be revoked or in any way impaired by the dissolution, insolvency or legal incapacity of the undersigned. This Guaranty shall be fully effective regardless of the extension or modification, by operation of law, of any of the obligations of Tenant, its successors or assigns.

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This Guaranty shall remain in full force and effect until (a) all sums due and to become due under the Lease have been indefeasibly paid in full to Landlord, (b) all obligations and indemnifications of Tenant to Landlord have been fulfilled, and (c) all sums received by Landlord on account of Tenant’s obligations are not subject to rescission or repayment upon the receivership, bankruptcy, insolvency, arrangement or reorganization of Tenant or any other person or entity.

The liability of the undersigned is not subject to deduction, by way of any set-off, counterclaim or defense of the undersigned arising out of this or any of the past, present or future transaction (but is subject to any deduction or set off to the extent if any expressly provided in the Lease), and is not subject to deduction on account of any loss of any right of contribution from any other person or entity liable hereunder.

Guarantor agrees that, upon the occurrence of an Event of Default by Tenant under the Lease, until all amounts owing to Landlord have been indefeasibly paid in full, Guarantor shall have no right to be subrogated to Landlord’s interest in the Lease and shall not exercise any right to indemnification which Guarantor may have as against Tenant. Guarantor understands and agrees that the exercise by Landlord of certain rights and remedies contained in the Lease may affect or eliminate Guarantor’s right of subrogation against Tenant and that Guarantor may therefore incur a partially or totally non-reimbursable liability under this Guaranty; nevertheless, Guarantor hereby authorizes and empowers Landlord to exercise, in its sole discretion, any right and remedies, or any combination thereof, which may then be available to Landlord, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

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If Tenant defaults under the Lease and Landlord is prevented from accelerating or collecting rent and other sums under the Lease because of Tenant’s bankruptcy, Landlord shall be entitled to receive from Guarantor, upon demand by Landlord, the sums which would have otherwise been due and payable after default under the Lease had such acceleration occurred and had Landlord been permitted to collect such sums from Tenant.

If Landlord employs counsel to enforce this Guaranty by suit or otherwise, Guarantor will reimburse Landlord, upon demand, for all reasonable expenses incurred in connection therewith (including, without limitation, attorneys’ fees, court costs and the fees of other consultants) whether or not suit is actually instituted.

If any provision of this Guaranty is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Guaranty shall remain in full force and effect and shall be liberally construed in favor of Landlord in order to effectuate the provisions of this Guaranty.

Guarantor agrees that this Guaranty and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania regardless of where the residence or domicile of Guarantor is now or may hereafter be located. This Guaranty shall be construed without the aid of any canon, custom or rule of law requiring construction against the draftsman.

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Guarantor hereby consents and submits to personal jurisdiction within the Commonwealth of Pennsylvania for purposes of any litigation arising under or relating to this Guaranty and agrees that service of process may be made, and personal jurisdiction over Guarantor obtained, by serving a copy of any summons or complaint upon Guarantor in accordance with the applicable laws of the Commonwealth of Pennsylvania. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the Commonwealth of Pennsylvania and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit or proceeding in any such court. Nothing herein contained, however, shall prevent Landlord from bringing any action or exercising any right against Guarantor within any other jurisdiction or state.

GUARANTOR AND BY ITS ACCEPTANCE HEREOF, LANDLORD, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS GUARANTY OR THE LEASE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR THE LEASE.

All of Landlord’s rights and remedies under the Lease and under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. No termination of the Lease or taking or recovering of the premises demised thereby shall deprive Landlord of, or diminish, any of Landlord’s rights and remedies against Guarantor under this Guaranty. This Guaranty shall apply to Tenant’s obligations pursuant to any extension, renewal, amendment, modification and supplement of or to the Lease as well as to Tenant’s obligations thereunder during the original term thereof and/or in accordance with the original provisions thereof and shall continue to apply after any assignment of the Lease or subletting of all or portions of the premises demised under the Lease.

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Neither the failure nor any delay on the part of Landlord to exercise any right, remedy, power or privilege under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy or power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any subsequent occurrence.

This Guaranty shall be legally binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned and all of the advantages of this Guaranty shall extend and inure to the benefit of Landlord and Landlord’s respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, Guarantor, intending to be legally bound hereby, has executed and delivered this Guaranty under seal, as of the          day of July, 2006.

YM BIOSCIENCES, INC., a Nova Scotia
corporation

By:
Name:
Title:

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